Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-156052, 333-1560521-01 and 333-156052-02

This prospectus supplement (previously reissued on September 25, 2008) is being filed pursuant to the Company’s automatic shelf registration statement on Form S-3 filed December 10, 2008 because the prior shelf registration statement under which the former prospectus supplement is effective expires in February 2009. The filing of this prospectus supplement does not constitute any representation by the Company regarding its expected results of operations, financial condition or capital resources as of or for the period ending December 31, 2008.

Prospectus Supplement
(To Prospectus dated December 10, 2008)

5,628,475 Shares of Common Stock
underlying
     Trust Preferred Income Equity Redeemable Securities (PIERS*)
Units

This is an offering by Reinsurance Group of America, Incorporated of up to 5,628,475 shares of common stock issuable upon the exercise of warrants issued as part of their Trust PIERS Units. The units, issued on December 18, 2001 in a public offering, consist of:

•	a preferred security issued by RGA Capital Trust I (the “Trust”), having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which consists solely of junior subordinated debentures issued by us each of which has a principal amount at maturity of $50, a stated maturity of March 18, 2051 and, at any time, an accreted value as described in this prospectus supplement; and

•	a warrant to purchase, at any time prior to the close of business on December 15, 2050, 1.2508 shares of our common stock at an exercise price of $50, unless we redeem the warrants as described below, in which case the exercise price will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described in this prospectus supplement to a maximum of $50 on the expiration date.

The preferred securities have a distribution rate of 5.75% per annum of their stated liquidation amount, subject to reset upon a remarketing of the preferred securities and deferral as described in this prospectus supplement.

The preferred security and warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be recombined to form a unit.

We may, if specified conditions are satisfied, redeem the warrants, in whole but not in part, for cash or our common stock or a combination of cash and our common stock for a price equal to 100% of the warrant redemption amount (which will be the difference between $50 and the exercise price described below as of the end of the day next preceding the redemption date), if the closing price of our common stock has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days within the immediately preceding 30 trading days and on the day on which we make that election. Instead of the redemption, a warrant holder may exercise the warrant at an exercise price, which initially will be equal to $35.13 and which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50 on the expiration date. In connection with a redemption, we will be obligated to seek a remarketing of the preferred securities at a price equal to their accreted value as of the end of the day next preceding the redemption settlement date.

If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.

We guarantee the preferred securities to the extent described in this prospectus supplement.

The units are listed on the New York Stock Exchange under the trading symbol “RGA PrA.”

Holders of common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions” in the attached prospectus. The common stock underlying the warrants is listed on the New York Stock Exchange under the trading symbol “RGA.” On January 7, 2009, the closing price of our common stock was $40.37.

Investing in the common stock of RGA involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 1 of the attached prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 8, 2009

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the shares of common stock that we are offering, the units and their components and other matters relating to us. The second part, the attached prospectus, gives more general information about us, the shares of common stock and about other securities we may offer from time to time, some of which does not apply to the shares of common stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the shares of common stock or the units and their components in the prospectus supplement differs from the description of the shares of common stock or the units and their components in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us” or “our” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries on a consolidated basis (but excluding the Trust), unless we state or the context implies otherwise.

Unless we state or the context implies otherwise, when we use the term “unit securities,” we mean, collectively, the units, the preferred securities, the warrants, the debentures if they are distributed to the holders of preferred securities, and the guarantee, but we do not include in that term the shares of common stock issuable on exercise of the warrants, which are being offered pursuant to this prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell the shares of common stock.

Certain jurisdictions may restrict the distribution of these documents and the offering of the shares of common stock. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of the shares of common stock or the distribution of these documents in any jurisdiction that requires such action.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk Factors” in this document and the attached prospectus, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

See “Risk Factors” and “Where You Can Find More Information” in the attached prospectus.

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings, and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of the our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to RGA, or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the captions “Risk Factors” in this document and the attached prospectus and in our other filings with the SEC.

Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri insurance subsidiaries, including, RGA Reinsurance Company, unless such person has provided certain required information to the Missouri Department of Insurance and such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the “Missouri Director of Insurance,” after a public hearing. Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation is presumed to have acquired control of that corporation and its subsidiaries. The warrants offered hereby likely constitute a “voting security” under Missouri insurance laws and regulations.

Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him and such acquisition is approved by the Canadian Minister of Finance. In addition, under Canadian federal insurance laws and regulations, “significant interest” means the direct or indirect beneficial ownership by a person (or any person associated with that person or two or more persons acting in concert) of shares representing 10% or more of a given class, while “control” of an insurance company exists when a person (or any person associated with that person or two or more persons acting in concert) beneficially owns or controls an entity that beneficially owns securities representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company. Although the warrants for the shares of common stock offered hereby are not expected to constitute securities entitled to vote for purposes of the foregoing provisions, the warrants are exercisable for our common stock and, in the event of any such exercise, these securities would constitute securities entitled to vote for purposes of the foregoing provisions.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and the attached prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in them. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as “RGA Reinsurance,” RGA Life Reinsurance Company of Canada, which we refer to as “RGA Canada” and RGA Reinsurance Company (Barbados) Ltd., which we refer to as “RGA Barbados.” Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional units.

The Offering

Common Stock Offered	Up to 5,628,475 shares.

Warrants Exercisable	The shares of common stock covered by this prospectus supplement are issuable upon exercise of 4,499,900 immediately exercisable warrants. Each warrant entitles the holder to purchase, at any time prior to December 15, 2050 (subject to redemption), 1.2508 shares of our common stock.

Maturity of Debentures	March 18, 2051.

Expiration of Warrants	December 15, 2050.

Distribution Dates	March 15, June 15, September 15 and December 15 of each year. Distribution on the preferred securities will be made only to the extent that we make corresponding interest payments on the debentures.

Distribution Rate	5.75% per year of the stated liquidation amount of the preferred securities, subject to reset upon a remarketing to the reset rate on the accreted value as of the end of the day next preceding the remarketing settlement date. The distribution rate on the preferred securities will correspond to the interest rate on the debentures.

Accreted Value	The “accreted value” of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount of the debentures (or $50) at the rate of 5.75%, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until that sum equals $50 on December 15, 2050. For example, because the purchase price initially allocable to the preferred securities was $35.13, the accreted value of a debenture was equal to $35.203 on December 18, 2004.

Deferral of Payments	So long as we are not in default in the payment of interest on the debentures and so long as a failed remarketing has not occurred, we have the right, at any time, and from time to time during the term of the debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period; except that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. During any extension period, we will agree not to make certain restricted payments.

Warrant Exercise Price	The warrant exercise price will be $50, unless we choose to redeem the warrants, in which case the exercise price of the warrants at the time of a redemption will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described in this prospectus supplement to a maximum of $50, on the expiration date. In such circumstances, the warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $35.13 plus accretion, calculated from December 18, 2001 to the date of calculation, at the all-in yield of 8.25% per annum through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75%, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months. In connection with an exercise of the warrants instead of a redemption, the exercise price of the warrants will be calculated as of the business day next preceding the redemption date. If the warrant holder exercises the warrant other than instead of a redemption, the warrant exercise price will be $50.

Optional Redemption of Warrants and Remarketing of Preferred Securities	If the closing price of our common stock exceeds and has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days (as defined below) within the immediately preceding 30 consecutive trading days and we have satisfied specified conditions, we may at our option, elect to redeem the warrants, in whole but not in part, for cash, our common stock or a combination of cash and our common stock, equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant upon a redemption as of the end of the day next preceding the redemption date as described above. In addition, as described below, we may redeem the warrants if certain other events occur.

The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. We are not required to give the holders of the warrants more than six business days notice of our election to redeem the warrants. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and the delivery of shares to the warrant agent quickly upon receipt of a notice of redemption from us. See “Risk Factors — You may be required to elect to exercise your warrants within five business days of notification of an election by RGA to optionally redeem the warrants” in this prospectus supplement.

In connection with a redemption or upon expiration of the warrants, we will also be obligated to seek a remarketing of all the preferred securities at a price of no less than 100% of their accreted value. If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant. The remarketing settlement date and the optional redemption date will be three business days after the remarketing date.

Also in connection with a remarketing:

• the adjusted maturity of the debentures (and, as a result, the adjusted redemption date of the preferred securities) will become the date which is 93 days following the remarketing settlement date;

• the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day next preceding the remarketing settlement date (and, as a result, the amount due at the adjusted redemption date of the preferred securities will be the accreted value of the preferred securities as of such date);

• upon a remarketing of the preferred securities in connection with an expiration of the warrants at maturity, the preferred securities will be remarketed at their stated liquidation amount; and

• on the remarketing settlement date, the debentures will have an interest rate on their accreted value or stated liquidation amount if remarketed at maturity (and, as a result, the preferred securities will have a distribution rate on their accreted value or stated liquidation amount if remarketed at maturity) equal to the rate established in the remarketing.

See “— Failed Remarketing” below for a description of the consequences of the failure to successfully remarket the preferred securities in connection with a redemption or expiration of the warrants.

Redemption and Remarketing Upon Tax Event or Investment Company Event	If (1) certain tax events occur or (2) there is a more than an insubstantial risk that the Trust will be considered an investment company under the Investment Company Act of 1940 and if we satisfy specified conditions, we may, at our option, elect to redeem the warrants at their warrant redemption amount, which may be paid, at our option, in cash, our common stock or a combination of cash and our common stock, and remarket the preferred securities.

Change of Control	If a change of control occurs, as defined under “Description of the Warrants — Change of Control” in this prospectus supplement, the holders of unit securities will have the right to:

• require RGA to redeem that holder’s warrant on the date that is not later than 45 days (subject to extension) after the date RGA gives notice of the change of control event at a redemption price equal to 100% of the warrant redemption amount on the redemption date which may be paid, at our option, in cash, our common stock or a combination of cash and our common stock; and

• exchange that holder’s preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the date which is not later than 138 days after the change of control notice at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

See “Description of the Warrants — Change of Control” and “Description of the Preferred Securities — Change of Control” in this prospectus supplement.

Remarketing at Expiration of Warrants	The warrants will expire on December 15, 2050, which we refer to as the “expiration date,” unless previously exercised or redeemed. If not previously remarketed, the preferred securities will be remarketed three business days prior to the expiration date of the warrants.

Exercise of Warrants	A holder may exercise warrants at any time by giving notice prior to the close of business on the business day prior to the expiration date, unless earlier redeemed.

The warrants will not be exercisable unless, at the time of the exercise:

• a registration statement is in effect under the Securities Act of 1933 covering the issuance and sale of the shares of common stock upon exercise of the warrants or the issuance and sale (and resale) of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933;

• the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

• to the extent required by applicable law, a then current prospectus is delivered to the exercising holders of the warrants.

Holders must pay the exercise price of their warrants in cash (including the automatic application of a portion of the proceeds of any remarketing of preferred securities). Accordingly, the holders of units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

Rights of a Unit Holder	Following an exercise of warrants by a unit holder other than in connection with a remarketing, the holder may require the Trust to exchange the holder’s related preferred securities for debentures and require RGA to repurchase such debentures at $50 on a special distribution date which is no less than 93 days following the exercise of the warrants.

If a unit holder exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or expiration of the warrants, the holder will be able to satisfy in full the exercise price by applying the proceeds of a successful related remarketing of the related preferred securities. See “Description of the Preferred Securities — Remarketing” in this prospectus supplement.

Failed Remarketing	If the remarketing agent is unable to remarket the preferred securities when required for any reason, a “failed remarketing” will have occurred. If a failed remarketing occurs:

• beginning on the third business day after such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

• the interest rate on the accreted value of debentures will be 10.25% per annum and, as a result, the distribution rate on the accreted value of the preferred securities will adjust correspondingly;

• the stated maturity of the accreted value of the debentures (and, as a result, the final distribution date for the preferred securities) will become the date which is 93 days after the failed remarketing settlement date; and

• we will no longer have the option to defer interest payments on the debentures.

Notwithstanding that a failed remarketing in connection with an optional redemption of the warrants may occur, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.

Guarantee	The following payments or distributions with respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust, will be guaranteed by us:

• any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

• the redemption price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time;

• the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date; and

• upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures and the distribution of the debentures to the holders of the preferred securities and common securities on a pro rata basis), the lesser of

— the aggregate accreted value of the common and preferred securities of the Trust and all accumulated and unpaid distributions thereon to the date of payment; and

— the amount of assets of the Trust remaining available for distribution to the holders of preferred securities and common securities on a pro rata basis.

Our obligations under the guarantee are subordinated and junior in right of payment to all of our existing and future senior indebtedness.

The Trust	RCA Capital Trust I, or the “Trust,” is a Delaware statutory business trust. The sole assets of the Trust are the debentures. The Trust will issue the preferred securities and the common securities. All of the common securities will be owned by us, in an aggregate liquidation amount of at least 3% of the total capital of the Trust.

Ranking	Payment of distributions on, and the redemption price of, the preferred securities and the common securities, will generally be made pro rata based on their stated liquidation amounts. However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for.

Form and Denomination	The Depository Trust Company, which we refer to as “DTC,” acts as securities depositary for the unit securities. Each of the unit securities were issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. Fully registered certificates were issued for each of the unit securities, and were deposited with the property trustee as custodian for DTC. The preferred securities were issued in denominations of $50 stated liquidation amount and whole multiples of $50. See “Book-Entry Issuance” in this prospectus supplement.

Material United States Federal Tax Consequences	The exercise of the warrants to purchase our common stock generally will not constitute a taxable event and the holding period for the common stock you receive should begin the day following the day you exercise (or possibly on the day you exercise) the warrants and will not include the period during which you held the warrants. In addition, the redemption of your warrants by RGA in exchange for RGA common stock generally will not constitute a taxable event; however, your holding period for the common stock you receive may include the period you owned the warrants. A sale of your warrants or redemption of your warrants by RGA for cash will generally constitute a taxable event. See “Material United States Federal Tax Consequences” in this prospectus supplement.

ERISA Considerations	Each purchaser and subsequent transferee of the units, including the underlying preferred securities, warrants, debentures and any shares of our common stock issued upon the exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of these securities by the purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986 or similar violation under any applicable similar laws. See “ERISA Considerations” in this prospectus supplement.

New York Stock Exchange Symbol	Our common stock is traded on the New York Stock Exchange under the symbol “RGA”.

RISK FACTORS

You should carefully consider the following factors, the other information contained in this prospectus supplement and the attached prospectus and the information incorporated by reference in the attached prospectus before deciding to purchase the units or to exercise any warrants. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the unit securities and the shares of our common stock issuable upon exercise of the warrants.

For risks relating specifically to RGA and our common stock, see “Risk Factors” beginning on page 1 in the attached prospectus and the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference in this document.

For risks relating specifically to RGA and holders of common stock, see “Risk Factors” beginning on page 1 in the attached prospectus.

The market price for our unit securities and our common stock may fluctuate significantly.

The market price for our unit securities and our common stock may be highly volatile. There may be significant fluctuations in the price of these securities due to many factors, including:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

•	success of our operating and growth strategies;

•	investor anticipation of strategic and technological threats, whether or not warranted by actual events;

•	operating and stock price performance of other comparable companies; and

•	realization of any of the risks described in the risk factors in this document or the attached prospectus or those set forth in our most recent Annual Report on Form 10-K or subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In addition, the stock market has historically experienced volatility that often has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

At our option, you may receive the debentures in exchange for your preferred securities, or if specified events occur we may redeem the warrants and the maturity of the preferred securities may be shortened.

At our option, at any time, we may:

•	subject to certain conditions, liquidate the Trust and distribute the debentures to the beneficial holders of preferred securities; or

•	if a specified tax or investment company event occurs, cause a remarketing of the preferred securities and a redemption of the warrants.

See “Description of the Warrants — Redemption Upon Special Event” and “Description of Preferred Securities — Distribution of Debentures” in this prospectus supplement. In addition, we may cause a remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels. In connection with a remarketing of the preferred securities, the maturity date of the debentures and, accordingly, the preferred securities will change to the date which is 93 days from the remarketing. In connection with a remarketing of the preferred securities, you will only be entitled to the accreted value, and not the stated liquidation amount, except in a remarketing at maturity, of the preferred securities. As a result of the above, you may face the risk of reinvesting the proceeds of the remarketing at yields below the related security.

You may be required to elect to exercise your warrants within five business days of notification of an election by RGA to optionally redeem the warrants.

RGA is not required to give the holders of the warrants more than six business days’ notice of its election to redeem the warrants. The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by RGA to redeem the warrants, a holder may have only five business days to elect to exercise its warrants instead of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements to provide standing instructions to its broker or the party which holds the warrant for the exercise of the warrants and the delivery of shares to the warrant agent in order to allow that party to act quickly if it receives a notice of redemption from RGA. See “Description of the Warrants — Optional Redemption — Procedures” in this prospectus supplement.

The guarantee and your rights under the guarantee are limited.

Under the guarantee, we will guarantee to the holders of the preferred securities and common securities on a pro rata basis, but only to the extent the Trust has funds available for these payments, the payment of:

•	any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

•	the redemption price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

•	the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

•	upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:

—	the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

—	the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.

The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities and the common securities. The holders of a majority in aggregate stated liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee, or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of preferred securities, subject to the subordination provisions of the guarantee for that payment, may sue us directly to enforce such holder’s right to receive payment under the guarantee without first suing the Trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

•	the property trustee of its rights as registered holder of the debentures against us in accordance with the terms of the debentures; or

•	such holder of its right to bring a suit directly against us to enforce payments on debentures.

The declaration of trust states that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

Our obligations under the guarantee and the debentures will be subordinated to our obligations to pay senior debt.

Our obligations under the guarantee and the debentures will be contractually subordinated and junior in right of payment to all of our existing and future senior indebtedness, including our outstanding senior notes, bank debt and the senior notes that we issued following the issuance of the units. “Senior indebtedness” includes:

•	all of our indebtedness, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets), including securities;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described in the first bullet point above, for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries.

Any significant additional indebtedness that we may incur may materially adversely impact our ability to service our debt, including the debentures. Due to the subordination provisions in the indenture under which the debentures were issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2008, we had approximately $1,932 million of debt, including approximately $524 million of senior indebtedness.

In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and its principal cash flow is derived from dividends, other distributions or loans from its insurance company subsidiaries. Therefore, RGA’s ability to service its debt, including the guarantee and the debentures, will primarily be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us, as described in Item 1 — Business in our most recent Annual Report on Form 10-K, which is incorporated by reference in this document.

As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries’ existing and future obligations. RGA only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior to claims that creditors and reinsurance contract holders of RGA’s subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. All of RGA’s subsidiaries’ existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and preferred shareholders of our subsidiaries, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2008, the total liabilities of our subsidiaries were approximately $18.0 billion.

The debentures will not contain restrictive covenants, and there is limited protection in the event of a change of control.

The indenture under which the debentures were issued does not contain several types of restrictive covenants that would protect the holders of debentures from transactions that may adversely affect them. In particular, the indenture does not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and does not contain provisions that would give the holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of RGA, except as described in this prospectus supplement, or a decline in our credit rating or the credit rating of our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture does not limit our ability to incur additional indebtedness and, therefore, will not contain provisions that afford the holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Other than the warrants, the warrant agreement, the debentures and the indenture, none of the unit securities or the agreements governing these securities contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA’s capital structure or the value of our common stock, but that would not constitute a change of control.

Our ability to redeem the warrants and repurchase the debentures upon a change of control may be limited.

In certain circumstances involving a change of control of RGA, you may require us to redeem the warrants for, at our option, cash, shares of our common stock or a combination of cash and our common stock and exchange the preferred securities for debentures and then repurchase the debentures. We cannot assure you that, if required, we will have sufficient cash or other financial resources at such time or would be able to arrange financing to redeem the warrants for the warrant redemption amount and to pay the repurchase price of the debentures in cash. Our ability to do these things in this event may be limited by law, insurance regulations, by the indenture, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time.

We may not have the financial ability to redeem the warrants and repurchase the debentures in cash if payment for our senior indebtedness is accelerated. Our right to pay the warrant redemption amount in our common stock is subject to conditions described in “Description of the Warrants — Change of Control.”

You must rely on the enforcement rights of the property trustee.

If:

•	the Trust fails to pay distributions in full on the preferred securities, other than pursuant to a deferral of interest during an extension period, or

•	a trust enforcement event, which we define under “Description of the Preferred Securities — Trust Enforcement Events” in this prospectus supplement, including a failure by us to make payments on the debentures, occurs and is continuing;

the holders of preferred securities must rely upon the enforcement rights of the property trustee, as a holder of the debentures. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures.

If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, a holder of preferred securities may sue us directly to enforce the property trustee’s rights under the debentures without first suing the property trustee. If a trust enforcement event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Holders of preferred securities will have only limited voting rights.

Holders of preferred securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, the various trustees of the Trust. Holders will not be able to increase or decrease the number of these trustees. Those voting rights are held exclusively by the holders of the common securities of the Trust, which initially will be us.

Limited trading volume of our units may contribute to their price volatility.

During the twelve months ended January 5, 2009, the average daily trading volume for our units as reported by the NYSE was 18,747 units. As a result, small trades may have a significant effect on the price of our units.

We have the option to extend interest payment periods, which may result in adverse tax consequences and adversely affect the market price of the preferred securities.

We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid, together with interest thereon at the stated rate borne thereby, compounded quarterly at the applicable rate for the debentures to the extent permitted by applicable law. Prior to the termination of any extension period we may further extend the extension period, provided that any extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the debentures or end on a date other than an interest payment date. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions described in “Description of the Debentures — Option to Extend Interest Payment Period” in this prospectus supplement, to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or under any dividend reimbursement plan;

•	make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; or

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See “Description of the Preferred Securities — Distributions” and “Description of the Debentures — Option to Extend Interest Payment Period” in this prospectus supplement.

We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, should we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities, which represent an undivided beneficial ownership interest in the debentures, may be more volatile than other securities that do not have such rights.

Our significant redemption obligations with respect to the units may adversely affect our operations.

We will incur redemption obligations for the units. These obligations could adversely affect our ability to obtain additional financing for acquisitions, working capital or other purposes and could make us more vulnerable to economic downturns and competitive pressures.

Our obligations under the units could also hurt our liquidity. In the event of a cash shortfall, we could be forced to reduce other expenditures to be able to meet our obligations. Our ability to meet our obligations under the units will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Many of these factors are beyond our control. If we are unable to meet our obligations under the units and to service our debt, we may be required to refinance our obligations or obtain additional financing.

USE OF PROCEEDS

The shares of common stock covered by this prospectus supplement are issuable upon exercise of 4,499,900 immediately exercisable warrants. We expect that any proceeds we receive from the payment of the exercise price by a warrant holder will be used for general corporate purposes. We will not receive any proceeds from any subsequent sale of shares of common stock by any holder.

MARKET PRICES AND DIVIDEND INFORMATION

The following table sets forth the high and low intraday trading price per share of our former common stock through September 12, 2008 and beginning September 15, 2008, our former Class A common stock and Class B common stock through November 25, 2008 and, beginning on November 26, 2008, our common stock, as adjusted for all stock splits and as reported on the NYSE, for the periods indicated:

Former Common Stock	RGA
For the Quarterly Period Ended:	High	Low	Dividends

2006
March 31, 2006	$49.15	$45.55	$0.09
June 30, 2006	49.15	46.61	0.09
September 30, 2006	53.04	48.07	0.09
December 31, 2006	58.65	51.95	0.09
2007
March 31, 2007	$59.84	$53.47	$0.09
June 30, 2007	64.79	57.42	0.09
September 30, 2007	61.49	48.81	0.09
December 31, 2007	59.37	49.94	0.09
2008
March 31, 2008	$59.31	$47.45	$0.09
June 30, 2008	57.81	43.19	0.09
July 1, 2008 through September 12, 2008	52.09	40.98	0.09

Class A Common Stock
For the Quarterly Period Ended:

September 15, 2008 through September 30, 2008	$64.10	$44.79	0.09
October 1, 2008 through November 25, 2008	53.59	26.15	—

Class B Common Stock
For the Quarterly Period Ended:

September 15, 2008 through September 30, 2008	$51.10	$42.34	0.09
October 1, 2008 through November 25, 2008	50.00	25.55	—

Common Stock
For the Quarterly Period Ended:

November 26, 2008 through December 31, 2008	$44.90	$33.40	0.09
December 31, 2008 through January 5, 2009	$43.07	$40.57	—

THE TRUST

The Trust is a statutory business trust formed under the Delaware Business Trust Act in February 2001, and is governed by an amended and restated trust agreement, which we refer to as the “declaration of trust,” executed by RGA, as sponsor, a property trustee and a Delaware trustee, and A. Greig Woodring, Jack B. Lay, and Todd C. Larson, as administrative trustees, and a certificate of trust, dated as of February 8, 2001, filed with the Secretary of State of the State of Delaware. The Trust’s business and affairs are conducted by The Bank of New York Mellon Trust Company N.A., as successor to the Bank of New York (the “Bank of New York”), as property trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and the three individual administrative trustees, who are employees of RGA. The Trust exists for the exclusive purpose of issuing the preferred securities and common securities of the Trust, investing the gross proceeds from these sales in the debentures and engaging in only those other activities that are necessary or incidental to the other activities mentioned above. Accordingly, the debentures the sole assets of the Trust, and payments under the debentures will be the sole source of revenue of the Trust. All of the common securities of the Trust will be owned by RGA. The common securities are rank equally, and payments are made on them pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the declaration of trust resulting from an event of default under the indenture, which we refer to as an “indenture event of default,” the rights of RGA as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the preferred securities. RGA will acquire common securities in an aggregate liquidation amount at least equal to 3% of the total capital of the Trust.

The property trustee holds title to the debentures for the benefit of holders of the preferred securities and common securities and, as the holder of the debentures, the property trustee has the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the debentures for the benefit of holders of the preferred securities and common securities. The guarantee trustee holds the guarantee for the benefit of holders of the preferred securities and common securities. RGA, as the holder of all the common securities, has the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees will be at least three; and provided further that at least one trustee will be a Delaware trustee, at least one trustee will be the property trustee and at least one trustee will be an administrative trustee. RGA, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including (1) any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority upon the Trust, or (2) any tax in the nature of a withholding tax imposed by any taxing authority outside of the United States on any payment by the Trust to holders of preferred securities and common securities) upon the offering of the preferred securities and be responsible for all debts and obligations of the Trust (other than with respect to the preferred securities).

For so long as the preferred securities remain outstanding, RGA has covenanted (1) to maintain directly or indirectly ownership of all of the common securities, (2) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust, (3) to use its commercially reasonable efforts to ensure that the Trust will not be an “investment company” under the Investment Company Act of 1940 and (4) to take no action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

The rights of holders of preferred securities, including economic rights, rights to information and voting rights, are set forth in the declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939. The declaration of trust and the guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939.

The office of the Delaware trustee is located at 23 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

We anticipate that the Trust will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

DESCRIPTION OF THE UNITS

The units were issued under the Unit Agreement among RGA, the Trust, The Bank of New York, as unit agent, The Bank of New York, as warrant agent, and The Bank of New York, as property trustee, as amended. The following description of the material terms of the units and the material provisions of the unit agreement in this prospectus supplement and in the attached prospectus contain only a summary of their material terms and do not purport to be complete. We urge you to read these documents in their entirety because they, and not this description and the descriptions referred to above, define the rights of a holder of the units. We have filed the unit agreement, as amended, as an exhibit to the registration statement of which the attached prospectus is a part, which is incorporated by reference herein. You may request copies of these documents from us at our address set forth in the attached prospectus under “Incorporation of Certain Documents by Reference.” Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

General

Each unit consists of:

•	a preferred security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of the debentures; and

•	a warrant to purchase, at any time prior to December 15, 2050 (unless earlier redeemed), 1.2508 shares (subject to antidilution adjustments) of our common stock. The exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price instead of a redemption will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50 on the expiration date of the warrants.

The preferred security and the warrant components of each unit may be separated by the holder thereof and transferred separately, and thereafter, a separated preferred security and warrant may be recombined to form a unit by providing RGA and the unit agent with notice and appropriate instructions.

Distributions

Holders of units are entitled to receive cash distributions payable on the related preferred securities by the Trust at the rate of 5.75% of the stated liquidation amount per annum, payable quarterly in arrears, subject to reset upon a remarketing and subject to deferral of payment as described under “Description of the Debentures — Terms Upon Remarketing of Preferred Securities; Failed Remarketing,” “— Option to Extend Interest Period” and “Description of the Preferred Securities — Distributions,” in this prospectus supplement. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Holders of units are also entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

Exercise of Warrants

A unit holder who exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or in connection with the expiration of the warrants will be able to satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See “Description of the Warrants — Optional Redemption” and “Description of the Preferred Securities — Remarketing” in this prospectus supplement. In the event of a failed remarketing (as described under “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this prospectus supplement):

•	in connection with an optional redemption by RGA, the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date);

•	in connection with the expiration of the warrants, the warrants will still expire on December 15, 2050 (that is, a successful remarketing of the preferred securities on the third business day prior to that date will not be a condition to the expiration of the warrants on December 15, 2050); and

•	the holder will still have the option of exercising its warrant instead of such redemption by paying the exercise price in cash.

Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under “Description of the Warrants — Optional Redemption” in this prospectus supplement, the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See “— Limited Right to Repurchase.”

Limited Right to Repurchase

If a holder of units exercises its warrants, other than an exercise instead of a redemption of the warrants (see “Description of the Warrants — Optional Redemption” and “Description of the Warrants — Exercise of Warrants” in this prospectus supplement), such holder will have the right, which we refer to as a limited right to repurchase, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) per debenture to, but excluding, the repurchase date. The 15th day of each calendar month will be a “special distribution date.” In order to effect a repurchase of debentures, a unit holder must:

•	provide the administrative trustees and RGA with notice of its election to require an exchange of preferred securities and repurchase of debentures to the Trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected;

•	specify the number of the preferred securities to be exchanged for debentures by the Trust; and

•	certify to the Trust and RGA that such holder has exercised warrants having an exercise price no less than the liquidation amount of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

Change of Control

If a change of control (as defined under “Description of the Warrants — Change of Control” in this prospectus supplement) occurs, each holder of a unit will have the right to:

•	require RGA to redeem that holder’s related warrant on the date that is not later than 45 days (subject to extension as described under “Description of the Warrants — Change of Control”), or if not a business day, the next business day after that date, after the date RGA gives notice of the change of control event at a redemption price, at the option of RGA, in cash, with its common stock or a combination of cash and its common stock, equal to 100% of the warrant redemption amount on the redemption date; and

•	exchange that holder’s related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the date that is not later than 138 days after RGA gives notice of a change of control at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a unit and the unit agent of the transaction that constitutes the change of control and of the resulting redemption right and repurchase right. See “Description of the Warrants — Change of Control” and “Description of the Preferred Securities — Change of Control” in this prospectus supplement. RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.

Amendment and Modification of the Unit Agreement

The unit agreement may be amended by RGA and the unit agent, without consent of holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which RGA and the unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

The unit agreement will contain provisions permitting RGA and the unit agent, with the consent of holders of a majority of the units at the time outstanding, to modify the rights of holders of the units and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby, reduce the percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

DESCRIPTION OF THE WARRANTS

The warrants, which form a part of the units and which may trade separately from the preferred securities also forming a part of the units, were issued under the Warrant Agreement between RGA and The Bank of New York, as warrant agent, as amended. The terms of the warrants include those provided in the warrant agreement and the warrant. The following description of the material terms of the warrants and the material provisions of the warrant agreement in this prospectus supplement supplements the description under “Description of Warrants of RGA” in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a holder of the warrants, including as a component of the units. We have filed the warrant agreement, as amended, as an exhibit to the registration statement of which the attached prospectus is a part, which is incorporated by reference herein. You may request copies of these documents from us at our address set forth in the attached prospectus under “Incorporation of Certain Documents by Reference.” In addition, for a summary of the terms of our capital stock, see “Description of Capital Stock of RGA” in the attached prospectus. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

General

A warrant will, unless exercised, automatically expire on the close of business on December 15, 2050, unless extended as described below, or earlier as described under “— Optional Redemption” or “— Redemption Upon Special Event.” A warrant will be exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price upon a redemption will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described below to a maximum of $50 on the expiration date. In that case, the warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $35.13 plus accretion calculated from December 18, 2001 to the date of calculation, at an all-in yield of 8.25% per year through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75% per year, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months. The accretion of the exercise price in those circumstances will be calculated as of the end of the day next preceding the redemption date.

Each warrant, when exercised, will entitle the holder to purchase fully paid and non-assessable shares of our common stock. However, the exercise price and the number of shares of our common stock issuable upon a holder’s exercise of a warrant are subject to adjustment in certain circumstances described under “— Anti-Dilution Adjustments.”

Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under “— Optional Redemption,” the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See “Description of the Preferred Securities — Limited Right to Repurchase” in this prospectus supplement.

Exercise of Warrants

A holder may exercise warrants at any time prior to the close of business on December 15, 2050, unless extended as described below, which day we refer to as the “expiration date,” unless RGA has redeemed the warrants on an earlier date as described below under “— Optional Redemption” or “— Redemption Upon Special Event.” A holder may exercise warrants by giving notice to the warrant agent no later than 5:00 p.m., New York City time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise instead of redemption as described below under “— Optional Redemption” or a redemption upon a special event as described below under “— Redemption Upon Special Event”) will be $50.

Notwithstanding a warrant holder’s desire to exercise its warrants, the warrants will not be exercisable unless, at the time of exercise:

•	a registration statement is in effect under the Securities Act of 1933 covering the issuance and sale of the shares of common stock upon exercise of the warrants or the issuance and sale (or resale) of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933;

•	the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

•	to the extent required by applicable law, a then current prospectus is delivered to exercising holders of the warrants.

We currently have an effective shelf registration statement covering the sale of the shares of our common stock issuable upon exercise of the warrants. We have agreed to use our reasonable best efforts (and will not be in breach of the warrant agreement for so long as we are exercising our reasonable best efforts) to:

•	maintain the effectiveness of the shelf registration statement until the earlier of (1) the expiration date of the warrants and (2) the first date on which no warrants remain outstanding;

•	continue to have all the shares of our common stock issuable upon exercise of the warrants so registered or qualified; and

•	to the extent required by applicable law, deliver a then current prospectus to the exercising holders of the warrants.

We cannot assure you, however, that we will be successful in accomplishing these agreements. The scheduled December 15, 2050 expiration date will be extended if, during the 90 days immediately preceding the scheduled expiration date, RGA:

•	was required to but did not maintain an effective registration statement under the Securities Act of 1933 with respect to the issuance and sale of the maximum number of shares of our common stock underlying the warrants;

•	did not maintain the registration or qualification of the shares under the applicable state securities laws; or

•	was required to but did not deliver a then current prospectus to exercising holders of the warrants.

In any of those events, the expiration date will be extended to the first date after the scheduled expiration date after which RGA has for a 90-day period (1) maintained such registration statement effective under the Securities Act of 1933, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising holders of the warrants.

In order to exercise a warrant, a holder must, after providing notice to the warrant agent on the preceding business day, prior to 5:00 p.m., New York City time, on the date of exercise:

•	if part of a unit, separate the warrant from the unit;

•	surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

•	comply with the procedures set forth in the warrant agreement;

•	properly complete and execute a form of election to purchase or otherwise comply with the applicable procedures of the depositary; and

•	pay in full (which may be a remarketing payment as described below) in cash the exercise price for each share of our common stock to be received upon exercise of such warrants.

In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cutoff times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See “Book-Entry Issuance” in this prospectus supplement.

Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities prior to the effective date of exercise), by certified or official bank check or by wire transfer to an account that RGA has designated for that purpose. In no circumstances may holders of units tender their preferred securities directly toward payment of the exercise price of the warrants. See “— Optional Redemption” and “Description of the Preferred Securities — Remarketing” in this prospectus supplement.

Following an exercise of a warrant that is part of a unit other than an exercise in connection with a redemption of the warrants as described below under “— Optional Redemption,” the holder will have a right to require the Trust to exchange the related preferred securities for a corresponding amount of debentures and to require RGA to repurchase those debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See “Description of the Units — Limited Right to Repurchase” and “Description of the Preferred Securities — Limited Right to Repurchase” in this prospectus supplement.

No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. RGA may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of warrant certificates.

If a holder has satisfied all of the procedures for exercising its warrants on the exercise date, and RGA has satisfied or caused to be satisfied the conditions to exercise set forth above, RGA will deliver or cause to be delivered to such holder, or upon such holder’s written order, a certificate representing the requisite number of shares of our common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

No fractional shares of our common stock will be issued upon exercise of a warrant. Instead, at the time of exercise of a warrant, RGA will pay the holder of such warrant an amount in cash equal to the then current market price as determined in accordance with the warrant agreement of any such fractional share of our common stock.

Unless the warrants are exercised, holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any RGA shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as an RGA shareholder. These rights will belong only to holders of our common stock, including persons who become holders upon the exercise of the warrants.

In the event a bankruptcy or reorganization is commenced by or against RGA, a bankruptcy court may decide that unexercised warrants are executory contracts that may be subject to RGA’s rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

Optional Redemption

General

RGA may, subject to satisfaction of the conditions set forth under “— Conditions to Optional Redemption,” redeem the warrants, in whole but not in part, at its option, for cash, its common stock or a combination of cash and common stock in an amount equal to the warrant redemption amount if on any date but prior to December 15, 2050, the closing price of our common stock exceeds and has exceeded the price per share equal to $47.97, subject to adjustment as described under “— Anti-Dilution Adjustments,” for at least 20 trading days within the immediately preceding 30 consecutive trading days. The warrant redemption amount on that day will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date. We refer to these circumstances under which the price of RGA reaches a specified level for a specified time period as an “optional redemption event.” RGA may elect to redeem the warrants within ten business days of an optional redemption event.

A “trading day” means any day on which shares of our common stock or other capital stock then issuable upon exercise of the warrants:

•	are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

•	have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of our common stock,

provided that “trading day” shall not include any days other than full trading days and shall exclude extended hours trading.

For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five trading days ending immediately prior to the redemption date.

If there occurs an optional redemption event and the conditions to an optional redemption have been satisfied, as described below under “— Conditions to Optional Redemption”, and RGA elects to redeem the warrants, RGA will be obligated to cause a remarketing of the preferred securities on the remarketing date at a price equal to their accreted value as of the day next preceding the remarketing settlement date. Holders of preferred securities will have their preferred securities included in the remarketing unless they elect to opt out of the remarketing. See “Description of the Preferred Securities — Remarketing — Remarketing Procedures — Remarketing in Connection with an Optional Redemption” in this prospectus supplement. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. In connection with a redemption, a warrant holder will have the choice of:

•	having the warrants redeemed, at our option, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for the redemption date; or

•	exercising the warrant by tendering the warrant and the warrant exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement in “— General” to a maximum of $50 on the expiration date, and following the procedures set forth above under “— Exercise of Warrants.”

If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. If the warrant holder exercises the warrant as of any day other than the redemption date, the warrant exercise price will be $50.

To exercise the warrant, the warrant holder will be required to tender cash. If, however,

•	a holder exercising warrants holds such warrants as part of units on the remarketing settlement date; and

•	the holder has not opted out of participating in the remarketing of the preferred securities, then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants, which we refer to as a “remarketing payment.”

•	In the event of a failed remarketing:

•	the warrants will still be redeemed for cash or at our option, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount on the redemption date, which would have also been the remarketing settlement date; and

•	holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

A redemption of the warrants will be conditioned upon a contemporaneous remarketing — whether successful or failed — of the preferred securities. A warrant will cease to be outstanding upon payment by RGA of the warrant redemption amount on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, preferred security holders will be deemed to have elected to participate in the remarketing.

Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding warrants or units of which the warrants are components by tender, in the open market or by private agreement.

Procedures

RGA must cause written notice of its election to redeem the warrants to be given to holders of the units and the warrants within ten business days of an optional redemption event. At the time RGA gives a notice of election to redeem the warrants, it must also give notice that the preferred securities will be remarketed. RGA may select a date, not less than six nor more than 20 business days (subject to extension, to comply with applicable law) after the date written notice is given to holders of units and warrants, on which the redemption shall occur, which we refer to as the “redemption date.” As long as the units and warrants are evidenced by one or more global certificates deposited with DTC, RGA also will request, not less than six nor more than 20 business days (subject to extension) prior to the redemption date, that DTC notify its participants holding units or warrants of the redemption. In addition, notice of redemption will be published in The Wall Street Journal or in a newspaper of general circulation in New York City, New York no less than six nor more than 20 business days (subject to extension) before the redemption date.

If RGA gives a notice of redemption in respect of the warrants, then, by 12:00 noon, New York City time, on the redemption date, RGA will deposit irrevocably with DTC consideration sufficient to pay the warrant redemption amount for all warrants registered in the name of DTC’s nominee, Cede & Co. (other than warrants held by persons electing to exercise their warrants instead of a redemption). See “Book-Entry Issuance” in this prospectus supplement. If any warrants are not represented by one or more global certificates, RGA will irrevocably deposit with the warrant agent for the warrants consideration sufficient to pay the applicable warrant redemption amount for all such warrants (other than warrants held by persons electing to exercise that warrant instead of a redemption) and will give the warrant agent irrevocable instructions and authority to pay the warrant redemption amount to holders thereof upon surrender of their certificates evidencing the warrants.

If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the redemption date, all rights of holders of warrants will cease, except the right of holders of warrants to receive the warrant redemption amount (or our common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

Election to Exercise

At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrant holder may elect, at its option, to exercise its warrants instead of a redemption by notifying the warrant agent of such election, provided that RGA has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth above under “— Exercise of Warrants.” In such event, an electing warrant holder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to the warrant agent and follow the procedures for exercising warrants specified above under “— Exercise of Warrants” in order to effect an exercise on the applicable redemption date.

The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by RGA to redeem the warrants, a holder may have only five business days to elect to exercise its warrants instead of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and delivery of the shares to the warrant agent quickly upon receipt of a notice of redemption from RGA. See “— Optional Redemption — Procedures” in this prospectus supplement.

Conditions to Optional Redemption

The following will be conditions precedent to the right (or obligation) of RGA to redeem the warrants:

•	as of the date on which RGA elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale of shares of our common stock to holders of warrants upon exercise of such warrants shall be effective under the Securities Act of 1933 or such issuance and sale shall be exempt from the registration requirements of the Securities Act of 1933;

•	as of the date on which RGA elects to redeem the warrants and on the redemption date, the shares of our common stock shall have been registered, qualified or deemed to be exempt under applicable state securities laws;

•	as of the redemption date, to the extent required by applicable law, a then current prospectus shall be available to be delivered to exercising holders of the warrants; and

•	as of the date on which RGA elects to redeem the warrants, RGA shall have complied, or be able to comply, with all other applicable laws and regulations, if any, including, without limitation, the Securities Act of 1933, necessary to permit the redemption of the warrants.

In addition, the conditions to a contemporaneous remarketing of the preferred securities as described below (see “Description of the Preferred Securities — Remarketing — Remarketing Procedures” in this prospectus supplement) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

If a redemption cannot occur because of RGA’s inability to satisfy the four conditions precedent specified above and RGA is using its best efforts to satisfy such requirements, then the redemption will be cancelled and RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described above under the first paragraph of “— Optional Redemption — General.”

Redemption Upon Special Event

If at any time, a tax event or an investment company event, as those terms are defined below, occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as that term is defined in “Description of the Preferred Securities — Distribution of Debentures” in this prospectus supplement) to the Trust (either of the foregoing events, a “special event”), then, upon satisfaction of certain specified conditions, as described under “— Optional Redemption — Conditions to Optional Redemption,” RGA may elect, at its option, to redeem the warrants for cash or, at the option of RGA, its common stock or a combination of cash and its common stock, in an amount equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date.

If a special event occurs, the conditions to electing such redemption have been satisfied (see “— Conditions to Redemption Upon Special Event” below) and RGA elects to cause a redemption of the warrants, then RGA will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value as of the end of the day next preceding the remarketing date. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See “Description of the Preferred Securities — Remarketing” in this prospectus supplement. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. On the redemption date, a warrant holder will have the choice of:

•	having the warrants redeemed, at the option of RGA, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for such date; or

•	exercising the warrant by tendering the warrant and the exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement in “— General” to a maximum of $50 on the expiration date, and following the procedures set forth above under “— Exercise of Warrants.”

If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.

For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five trading days ending immediately prior to the redemption date.

“Investment company event” means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date on which the preferred securities were initially issued and sold.

“Tax event” means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (1) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (2) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Conditions to Redemption Upon Special Event

In addition to the four conditions specified under “— Optional Redemption — Conditions to Optional Redemption” in this prospectus supplement, the conditions to a contemporaneous remarketing of the preferred securities as described below (see “Description of the Preferred Securities — Remarketing — Remarketing Procedures” in this prospectus supplement) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a Special Event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth above under “— Optional Redemption — Conditions to Optional Redemption” and RGA is using its best efforts to satisfy such requirements, then the redemption of the warrants will be canceled and

RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described under the first paragraph of “— General.”

Change of Control

If a change of control (as defined below) occurs, each holder of a warrant and preferred security will have the right to:

•	require RGA to redeem that holder’s related warrant on the date that is 45 days (or, if not a business day, the first business day thereafter, subject to extension as described below) after the date RGA gives notice at a redemption price, at the option of RGA, in cash or with its common stock or a combination of cash and its common stock, as described below, equal to 100% of the warrant redemption amount on the redemption date, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date instead of redemption; and

•	exchange that holder’s related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the repurchase date at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

A “change of control” will be deemed to have occurred when any of the following has occurred:

•	the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger, other acquisition transaction or a series of such transactions, of shares of RGA’s capital stock entitling (A) any person other than the MetLife Group (as defined below) to exercise 50% or more of the total voting power of all shares of RGA’s capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our future subsidiaries or any of our employee benefit plans, or (B) the MetLife Group and any other person to, directly or indirectly, exercise in the aggregate 85% or more of the total voting power of RGA’s capital stock entitled to vote generally in the election of directors;

•	the acquisition by MetLife, any of its direct or indirect subsidiaries or any of their affiliates (collectively, the “MetLife Group”) of any additional shares of capital stock entitled to vote generally in the election of directors through a purchase, merger, other acquisition transaction or series of such transactions if after giving effect to such acquisition the MetLife Group would be the beneficial owner, directly or indirectly, of shares representing more than 80% of the total voting power of RGA’s capital stock entitled to vote generally in the election of directors for any 120 days within a period of 360 consecutive days;

•	the first day on which a majority of the members of the board of directors of RGA are not “continuing directors,” which means, as of any date of determination, any member of the board of directors of RGA who:

•	was a member of the board of directors on December 1, 2001; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of a new director’s nomination or election; or

•	the consolidation or merger of RGA with or into any other person, any merger of another person into RGA, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of RGA’s properties and assets to another person, other than:

—	any transaction:

(1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of RGA’s capital stock; and

(2) pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

—	any merger solely for the purpose of changing RGA’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934.

However, a change of control will not be deemed to have occurred if:

•	the closing sale price per share of RGA’s common stock for any five full trading days (not including extended hours trading) within the period of ten consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above, or the period of 10 consecutive full trading days (not including extended hours trading) ending immediately before the change of control, in the case of a change of control under the fourth bullet point above, equals or exceeds 110% of the exercise price of the warrants at maturity (as adjusted); or

•	at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).

In case of a change of control (1) resulting from, or including, a tender offer for our common stock or (2) under the fourth bullet point of the description of “change of control” above only, the percentage of consideration paid in cash to redeem any warrant a holder has elected to have redeemed must be at least equal, on a pro rata basis, to the cash portion of the consideration received by a majority of RGA’s shareholders (other than the MetLife Group) for each share of our common stock in such change of control transaction. Except for the amount of cash required to be paid in accordance with the previous sentence, the consideration to be paid to redeem any warrant in a change of control transaction may be paid in our common stock.

The right of RGA to pay all or a portion of the warrant redemption amount in connection with a change of control transaction in its common stock is subject to the conditions that the shares of common stock received by holders of warrants must be issued by RGA and not any successor, and RGA must use its best efforts to cause such shares to be listed for trading on a national securities exchange or the Nasdaq National Market. In addition, if RGA elects to pay all or a portion of the redemption amount in connection with a change of control transaction in its common stock, and to issue such stock, RGA must comply with the registration provisions of the Securities Act of 1933 or state securities laws, then RGA will use its best efforts to comply with the registration provisions of the Securities Act of 1933 and any applicable state securities laws. In such event, the date for payment of the change of control redemption amount shall be extended until a reasonable period of time after the stock is registered. Until the stock is so registered, RGA shall not be obligated to pay the change of control redemption amount.

For purposes of determining the value of our common stock used to pay redeeming warrantholders, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five full trading days (not including after hours trading) ending immediately prior to the redemption date.

Except as described above with respect to a change of control, none of the unit securities or the agreements governing them will contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA’s capital structure or the value of RGA’s common stock, but that would not constitute a change of control.

Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the change of control and of the resulting redemption right. To exercise the redemption right, a warrant holder must deliver on or prior to the 45th day after the date of RGA’s notice irrevocable written notice to the warrant agent of the holder’s exercise of its redemption right.

RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a change of control.

RGA’s ability to redeem warrants upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or the redemption could be prohibited or limited by, the terms of RGA’s senior debt. As a result, any redemption of the warrants would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by RGA to redeem the warrants when required following a change of control may, in turn, cause a default under its senior debt.

Anti-Dilution Adjustment

The number of shares of our common stock issuable upon the exercise of the warrants, as well as the price requirements for an optional redemption as set forth under “— Optional Redemption,” will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

•	the issuance of our common stock payable as a dividend or distribution on its common stock;

•	subdivisions and combinations of the common stock of RGA;

•	the issuance to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then current market price (as defined) of our common stock;

•	the dividend or other distribution to all holders of our common stock of shares of RGA capital stock or evidence of RGA indebtedness or cash or other assets (including the capital stock of subsidiaries), but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second paragraph following these bullet points or distributions or dividends paid exclusively in cash;

•	dividends or other distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration paid for any tender offers by RGA or any of its subsidiaries for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of RGA’s market capitalization on the record date for such distribution; market capitalization is the product of the average of the closing sales prices during the preceding 10 trading days times the number of shares of our common stock then outstanding; and

•	the purchase of our common stock pursuant to a tender offer made by RGA or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by RGA or any of its subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of RGA’s market capitalization on the expiration of such tender offer.

No adjustment in the amount of shares of our common stock issuable upon exercise of a warrant or price requirements for an optional redemption will be required unless such adjustment would require a change of at least 1% in the number of shares of our common stock issuable upon exercise of a warrant then in effect at such time or the price of our common stock to effect an optional redemption. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the number of shares of our common stock issuable upon exercise of a warrant and the price of our common stock to effect an optional redemption will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In the case of:

•	any reclassification or change of our common stock (other than changes in par value or resulting from a subdivision or combination); or

•	a consolidation, merger, statutory share exchange or combination involving RGA or a sale or conveyance to another corporation of all or substantially all of RGA’s property and assets,

then, in each case, as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, statutory share exchange combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance and the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted. Such adjustment would be made assuming the holder did not exercise any rights of election as to the kind or amount of consideration receivable. RGA will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution and if an adjustment is so made, the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted.

If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of our common stock issuable upon exercise of a warrant, holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to holders of common stock. See “Material United States Federal Tax Considerations — The Warrants” in this prospectus supplement.

RGA may, from time to time, to the extent permitted by law, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case RGA will give at least 15 days’ notice of such decrease. RGA may make such reductions in the exercise price, in addition to those set forth above, as RGA’s board of directors deems in the best interests of RGA. RGA may also make such reductions as the board deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Reservation of Shares

RGA has authorized and will reserve for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

Governing Law

The warrants and the warrant agreement are governed by, and construed in accordance with, the laws of the State of New York.

Modifications and Amendments of the Warrant Agreement

Modifications of warrants may only be made in accordance with the terms of the warrant agreement. RGA and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.

RGA and the warrant agent, with the consent of holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, RGA and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

•	change the exercise price of the warrants, except as provided in the warrant agreement, or, the right to receive the warrant redemption amount;

•	reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under “— Anti-Dilution Adjustments”;

•	accelerate the expiration date of the warrants; or

•	reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

Common Stock of RGA

For a description of RGA’s common stock, see “Description of Capital Stock of RGA” in the attached prospectus.

DESCRIPTION OF THE PREFERRED SECURITIES

The preferred securities, which form a part of the units and which, under certain circumstances, may trade separately from the warrants also forming a part of the units, were issued under the amended and restated trust agreement, which we refer to as the “declaration of trust.” The terms of the preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act of 1939. The following description of certain terms of the preferred securities and certain provisions of the declaration of trust in this prospectus supplement supplements the description under “Description of Preferred Securities of RGA Trusts” in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety, the Delaware Business Trust Act and the Trust Indenture Act of 1939 because they, and not this description, will define your rights as a holder of the preferred securities, including as a component of the units. We have filed the declaration of trust as an exhibit to the registration statement of which the attached prospectus is a part, which is incorporated by reference herein. You may also request copies of the declaration of trust from us at our address set forth in the attached prospectus under “Incorporation of Certain Documents by Reference.” Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

Distributions

Cash distributions on the preferred securities are fixed at a rate per annum of 5.75% of the stated liquidation amount of $50 per preferred security, subject to reset in connection with a remarketing as described under “Description of the Debentures — Interest” in this prospectus supplement, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year and payable at such rate to, but excluding, the remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions will accumulate from December 18, 2001. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

The term “distribution” as used herein includes any regular quarterly distributions, together with any compounded distribution, unless otherwise stated. The amount of distributions payable for any period will be computed as follows:

•	for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months;

•	for any period shorter than a full 90-day distribution period, on the basis of a 30-day month; and

•	for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, St. Louis, Missouri or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to holders thereof as they appear on the books and records of the unit agent or property trustee as of the close of business on the relevant record dates, which, as long as the preferred securities are represented by one or more global certificated securities, will be the close of business on the business day prior to the relevant distribution dates, unless otherwise provided in the declaration of trust or unless a different regular record date is established or provided for the corresponding interest payment date on the debentures. If the preferred securities are not represented only by one or more global certificates, the record date may be selected by the administrative trustee. The record dates will be at least one business day prior to the relevant distribution dates. See “Book-Entry Issuance” in this prospectus supplement. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the original record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.

Holders of preferred securities are entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to holders of the debentures.

At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which are the sole assets of the Trust.

Distributions on the preferred securities will be paid on the dates payable only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the Trust has funds available for the payment of such distributions. If RGA does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.

So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA has the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and, from time to time, on the debentures. As a consequence of each such extension, distributions on the preferred securities would be also deferred (but despite such deferral payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law) by the Trust for a corresponding period. Such right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. In the event that RGA exercises this right to defer payments of interest, then RGA will not, and will not permit any subsidiary to:

•	declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:

(1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;

(2) in connection with the reclassifications of any class or series of RGA’s capital stock, or the exchange or conversion of one class or series of RGA’s capital stock for or into another class or series of our capital stock;

(3) the purchase of fractional interests in shares of RGA’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(4) dividends or distributions in RGA’s capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

(5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA’s shareholder rights plan; or

(6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

Prior to the termination of any extension period, RGA may further defer payments of interest by extending the interest payment period, provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. RGA has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.

The accreted value of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount at maturity of the debentures (or $50) at the rate of 5.75% per year, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months. For example, because the purchase price initially allocable to the preferred securities will be $35.13, the accreted value of a debenture was equal to $35.203 on December 18, 2004.

Remarketing

A “remarketing event” will occur:

•	in connection with a redemption of the warrants by RGA; or

•	on the third business day prior to December 15, 2050 in connection with the expiration of the warrants if the preferred securities have not previously been remarketed.

Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which holders have opted not to participate in the remarketing will be remarketed by an entity to be designated by RGA as remarketing agent, initially designated as Lehman Brothers Inc. In the absence of an election to the contrary, holders of preferred securities — whether or not components of units — will be deemed to have elected to participate in the remarketing. Under the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to remarket the participating preferred securities at a price equal to 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the stated liquidation amount at maturity. It is a condition precedent to the remarketing that, as of the remarketing settlement date, all applicable laws and regulations, including, without limitation, the Securities Act of 1933, necessary to permit the remarketing of the preferred securities, shall be complied with.

The proceeds from the remarketed preferred securities will be paid to the selling holders, unless holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied on behalf of the selling holders to satisfy in full the exercise price of the warrants.

In connection with a remarketing related to a redemption, whether or not the holder is participating in a remarketing:

•	the adjusted maturity of the debentures (and, as a result, the adjusted redemption date of the preferred securities) will become the date which is 93 days following the remarketing settlement date;

•	the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day on the day next preceding the remarketing settlement date (and as a result, the amount due at the adjusted redemption settlement date of the preferred securities will be the accreted value of the preferred securities as of such date); and

•	beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value equal to the rate established in the remarketing (and as a result, distribution rates on the preferred securities will be adjusted correspondingly).

In connection with a remarketing related to the expiration of the warrants:

•	the maturity date of the debentures (and redemption date of the preferred securities) will continue to be March 18, 2051, which will be 93 days following the remarketing settlement date; and

•	beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value, which at that time will equal $50, at a rate equal to the rate established in the remarketing.

Accordingly, holders of preferred securities — whether or not components of units — who continue to hold the preferred securities after the remarketing will receive:

•	distributions on their preferred securities for 93 days at the rate equal to the rate established in the remarketing; and

•	the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 93 days following the remarketing settlement date.

Remarketing Procedures

Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

Remarketing in Connection with an Optional Redemption

In the event of a remarketing in connection with an optional redemption, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See “Description of the Warrants — Optional Redemption — Procedures” in this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension, to comply with applicable law) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.

It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.

Remarketing in Connection with a Special Event Redemption

In the event of a remarketing in connection with a tax event or an investment company event, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See “Description of the Warrants — Redemption Upon a Special Event” in this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.

It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.

Remarketing in Connection with the Expiration of the Warrants

If not previously remarketed in connection with a redemption of the warrants by RGA, the preferred securities will be remarketed on the third business day prior to December 15, 2050 in connection with the expiration of the warrants. No further action will be required of RGA to select such date or give notice of such date. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The warrants will expire on December 15, 2050, the settlement date for a remarketing in connection with the expiration of the warrants.

A Failed Remarketing

If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for remarketing, a “failed remarketing” will have occurred. The administrative trustees will give notice of a failed remarketing to RGA. RGA will instruct the appropriate agent to notify all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing settlement date.

Upon a failed remarketing:

•	beginning on the third business day after the date of a failed remarketing, interest will accrue on the accreted value of the debentures (which in connection with the expiration of the warrants is $50), and distributions will accumulate on the accreted value of the preferred securities;

•	the interest rate on the accreted value of debentures will be equal to 10.25% per annum and, as a result, the distribution rate on the accreted value of preferred securities will be adjusted correspondingly;

•	the accreted value of the debentures and, as a result the accreted value of the preferred securities, as of the end of the day on the day next preceding the remarketing settlement date will become due on the date which is 93 days after the failed remarketing settlement date (which in connection with the expiration of the warrants will be 93 days after December 15, 2050); and

•	RGA will no longer have the option to defer interest payments on the debentures.

Notwithstanding that a failed remarketing may occur in connection with an optional redemption of the warrants, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.

A successful remarketing is not a condition to a redemption of the warrants and the warrant holder will have the option to exercise its warrants instead of such redemption, as described under “Description of the Warrants — Optional Redemption” in this prospectus supplement.

General

The following common provisions apply to any remarketing.

Unless holders of preferred securities, whether or not holders of units, elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date.

RGA may select a remarketing date not less than three nor more than 17 business days (subject to extension) after written notice of the remarketing is given to holders of the units and the preferred securities. A holder may elect not to have its preferred securities remarketed by notifying the unit agent, in the case of unitholders, or the property trustee, in the case of other holders, of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the reset rate is established in the remarketing. A holder may elect to exercise its warrants instead of having them redeemed by following the procedures set forth in “Description of the Warrants — Optional Redemption — Election to Exercise” in this prospectus supplement. Not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date, the property trustee and the unit agent, as applicable, shall notify the Trust, RGA and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

If none of the holders elects to have preferred securities remarketed in the remarketing, the reset rate will be the rate reasonably determined by the remarketing agent, in good faith after consultation with RGA, as the rate that would have been established had a remarketing been held on the remarketing settlement date, and the modifications to the maturity date of the debentures will be effective as of the remarketing settlement date.

If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for remarketing at a price of 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing settlement date, the remarketing agent will determine the reset rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent reasonably determines, in good faith after consultation with RGA, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

•	DTC, the property trustee, the indenture trustee, the Trust and RGA of the reset rate determined in the remarketing and the number of preferred securities sold in the remarketing;

•	each person purchasing preferred securities in the remarketing, or the appropriate DTC participant, of the reset rate and the number of preferred securities such person is to purchase; and

•	each person purchasing preferred securities to give instructions to its DTC participant to pay the purchase price on the remarketing settlement date in same day funds against delivery of the preferred securities purchased through the facilities of DTC.

In accordance with DTC’s normal procedures, on the remarketing settlement date, the transactions described above with respect to each preferred security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC participants will be debited and credited and such preferred securities delivered by book entry as necessary to effect purchases and sales of the preferred securities. DTC will make payment in accordance with its normal procedures.

If any holder selling preferred securities in the remarketing fails to deliver the preferred securities, the direct or indirect DTC participant of the selling holder and of any other person that was to have purchased preferred securities in the remarketing may deliver to that other person a number of preferred securities that is less than the number of preferred securities that otherwise was to be purchased by that person. In that event, the number of preferred securities to be so delivered will be determined by the direct or indirect participant, and delivery of the lesser number of preferred securities will constitute full satisfaction of the delivery requirement.

The right of each holder to have preferred securities tendered for purchase will be subject to the limitations that:

•	the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

•	the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

•	the purchaser or purchasers deliver the purchase price for the tendered preferred securities to the remarketing agent.

The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither RGA, the Trust, any trustee, nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

RGA, as borrower, will be liable for any and all costs and expenses incurred in connection with the remarketing.

In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities (whether or not participating in the remarketing) may elect to receive a debenture in exchange for its preferred securities. See “— Exchange.”

Remarketing Agent

The remarketing agent will be selected by RGA. The remarketing agreement provides that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for remarketing in the remarketing at a price of 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. Under specified circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

The remarketing agreement also provides that the remarketing agent will incur no liability to RGA or to any holder of the units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. RGA will pay the fee of the remarketing agent.

RGA has agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the remarketing agreement.

The remarketing agreement also provides that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by RGA as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with RGA. In that case, RGA will use commercially reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable. See “Description of the Units — Limited Right to Repurchase” in this prospectus supplement.

Limited Right to Repurchase

If a holder of units exercises its warrants, other than an exercise upon a redemption of the warrants (see “Description of the Warrants — Optional Redemption” and “Description of the Warrants — Exercise of Warrants” in this prospectus supplement), such holder will have the right, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See “Description of the Units — Limited Right to Repurchase” in this prospectus supplement.

Redemption

Upon the repayment of the debentures held by the Trust, whether at stated maturity (as adjusted in connection with a remarketing described below) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the preferred securities and common securities. If less than all of the debentures held by the Trust are to be repaid, then, except as described under “— Subordination of Common Securities of the Trust,” and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the preferred securities and common securities.

Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See “— Limited Right to Repurchase,” “— Change of Control” and “— Exchange.” Also, in connection with a liquidation of the Trust, the debentures will be distributed to holders of preferred securities. See “— Distribution of Debentures Upon Tax or Investment Company Event” and “— Liquidation Distribution Upon Dissolution.” In any such event, payments after an exchange made by RGA on account of the debentures will be paid to holders of the debentures.

Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding preferred securities or units of which the warrants are components by tender, in the open market or by private agreement.

Redemption Procedures

Preferred securities will be redeemed at the redemption price in accordance with the terms of the debentures which will include an amount equal to accumulated and unpaid distributions thereon through the date of redemption with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the Redemption Price will be payable on the redemption date only to the extent that the Trust has sufficient consideration available for the payment of such redemption price. See “— Subordination of Common Securities of the Trust.”

Notice of any redemption will be given in the manner and at the times specified above under “— Remarketing.” On the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC consideration sufficient to pay the applicable redemption price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the redemption price to holders of the preferred securities. See “Book-Entry Issuance” in this prospectus supplement. If any preferred securities are not represented by one or more global certificates, the Trust, to the extent consideration is available, will irrevocably deposit with the paying agent for the preferred securities consideration sufficient to pay the applicable redemption price and will give the paying agent for the preferred securities irrevocable instructions and authority to pay the redemption price to holders thereof upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities will be payable to holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of holders of preferred securities called for redemption will cease, except the right of holders of preferred securities to receive the redemption price, but without interest on such redemption price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by RGA pursuant to the guarantee as described under “Description of the Guarantee” in this prospectus supplement, distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See “— Distributions.”

If preferred securities are represented by one or more global certificates, they will be redeemed as described below under “Book-Entry Issuance — Book-Entry Issuance of the Preferred Securities” in this prospectus supplement.

Change of Control

If a change of control (as defined in “Description of the Warrants — Change of Control” in this prospectus supplement) occurs, each holder of a preferred security will have the right to exchange any or all of that holder’s preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require RGA to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder’s preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the change of control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver, within a 30-day period specified in RGA’s notice, irrevocable written notice to RGA, the Trust and the property trustee and the exchange agent of the holder’s exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date, which shall not be later than 138 days after the date of the change of control notice.

RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.

RGA’s ability to repurchase debentures upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of RGA’s senior debt. As a result, any repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by RGA to repurchase the debentures when required following a change of control would result in an event of default under the declaration of trust, whether or not such repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

Exchange

In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities may exchange its preferred securities for debentures, assuming compliance with applicable securities laws, including the Securities Act of 1933. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities held by such holder and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities held by such holder, to be distributed to such holder in exchange for such holders’ pro rata interest in the Trust. In such event, the debentures held by the Trust will decrease by the amount of debentures delivered to the holder of preferred securities.

Distribution of Debentures

The administrative trustees may, with the consent of RGA except in certain limited circumstances, at any time dissolve the Trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities and common securities, with an interest rate identical to the distribution rate of the preferred securities and common securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities and common securities, to be distributed to holders of the preferred securities and the common securities of the Trust in liquidation of such holders’ interests in the Trust on a pro rata basis, upon not less than 30 nor more than 60 days’ notice, within 93 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on the administrative trustees’ receipt of an opinion of independent counsel to the effect that holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of debentures, which we refer to as a “No Recognition Opinion”.

If the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a No Recognition Opinion to the Trust and a tax event or investment company event shall have occurred, RGA shall have the right to cause a remarketing of the preferred securities as described above under “— Remarketing” within 93 days following the occurrence of such event.

Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the Trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event RGA could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

If RGA does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a tax event has occurred and is continuing and RGA is not permitted to distribute the debentures, under the indenture, RGA, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges to which the Trust or distributions paid by the Trust have become subject as a result of a tax event. See “Description of the Debentures — Payment of Expenses of the Trust” in this prospectus supplement.

If debentures are distributed in exchange for preferred securities and common securities, the holders of such debentures will have the same right of repurchase and change of control right of repurchase.

Subordination of Common Securities of the Trust

Payment of distributions on, and the redemption price of, the preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date an indenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities of the Trust, and no other payment on account of the redemption or liquidation of, or otherwise with respect to, the common securities of the Trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

Liquidation Distribution Upon Dissolution

Pursuant to the declaration of trust, the Trust shall automatically dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of RGA, (2) the distribution of the debentures to holders of the preferred securities and the common securities, (3) the redemption of all of the preferred securities and common securities in connection with the maturity of all of the debenture, (4) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust and (5) the expiration of the term of the Trust.

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, which we refer to as a “liquidation,” holders of the preferred securities on the date of the liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of preferred securities and the common securities after satisfaction of the Trust’s liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the preferred securities plus accumulated and unpaid distributions thereon to the date of payment, which we refer to as the “liquidation distribution,” unless, in connection with such liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such preferred securities and common securities shall be distributed on a pro rata basis to holders of the preferred securities and common securities in exchange for the preferred securities and common securities. If liquidation distributions can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the preferred securities and common securities shall be paid on a pro rata basis so that holders of the common securities of the Trust will be entitled to receive distributions upon any such liquidation pro rata with holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the Trust with regard to liquidation distributions.

After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

•	the preferred securities will no longer be deemed to be outstanding;

•	if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

•	any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation, whereupon RGA will issue to such holder, and the indenture trustee will authenticate, a certificate representing such debentures.

Trust Enforcement Events

An event of default under the indenture, which we refer to as an “indenture event of default,” constitutes an event of default under the declaration of trust with respect to the preferred securities and common securities, which we refer to as a “trust enforcement event.” See “Description of the Debentures — Indenture Events of Default” in this prospectus supplement.

Upon the occurrence and continuance of a trust enforcement event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. RGA and the Trust are each required to file annually with the property trustee an officer’s certificate as to its compliance with all conditions and covenants under the declaration of trust.

If the property trustee fails to enforce its rights under the debentures, after a holder has made a written request, such registered holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee’s rights under the debentures. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Except as provided in this paragraph, holders of preferred securities will not be able to exercise directly any other remedy available to holders of the debentures.

Pursuant to the declaration of trust, the holder of the common securities of the Trust will be deemed to have waived any trust enforcement event with respect to the common securities of the Trust until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of holders of the preferred securities and only holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

Voting Rights and Amendment of the Declaration

Except as provided below and other than as required by law and the declaration of trust, holders of the preferred securities have no voting rights.

Subject to the property trustee receiving a tax opinion, as described below, so long as any debentures are held by the property trustee, holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the debentures, to:

•	exercise the remedies available to it under the indenture as a holder of the debentures;

•	consent to any amendment or modification of the indenture or the debentures where such consent shall be required; or

•	waive any past default and its consequences that is available under the indenture;

provided, however, that if an indenture event of default has occurred and is continuing, then holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of holders of more than a majority of the aggregate principal amount of debentures affected thereby, only holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.

The property trustee shall notify each holder of the preferred securities of any notice of any indenture event of default which it receives from RGA with respect to the debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

The declaration of trust may be amended from time to time by RGA and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware trustee), without the consent of holders of the preferred securities:

•	to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust;

•	to add to the covenants, restrictions or obligations of RGA in its capacity as depositor of the Trust;

•	to conform to any change in Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority;

•	to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act of 1940; or

•	facilitate the tendering, remarketing and settlement of the preferred securities;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of preferred securities and common securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to holders of preferred securities and common securities.

The declaration of trust may not be amended without the consent of RGA, a majority of the administrative trustees and the consent of holders representing not less than a majority in liquidation amount of the outstanding preferred securities and common securities, each voting as a class, if such amendment would adversely affect the powers, preferences or special rights of the securities or their holders or result in the dissolution, winding up or termination of the Trust, provided that if any amendment would adversely affect only the preferred securities or the common securities of the Trust, or, in either case, the holders of such securities, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of preferred securities and common securities affected thereby.

In any event, without the consent of each holder of preferred securities and common securities affected thereby, the declaration of trust may not be amended to:

•	change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the preferred securities and common securities as of a specified date;

•	change the holder’s rights upon a change of control as described under “— Change of Control”;

•	restrict the right of a holder of preferred securities and common securities to institute suit for the enforcement of any such payment on or after such date; or

•	change the right of any unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under “— Limited Right to Repurchase.”

Any required approval or direction of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the declaration of trust. The administrative trustee shall call a meeting of the holders of a class at the direction of holders of at least 20% in liquidation amount of such class.

No vote or consent of holders of preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by RGA, the administrative trustees or any affiliate of RGA or any other trustees of the Trust, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Registrar and Transfer Agent

The Bank of New York, as property trustee, acts as registrar and transfer agent for the preferred securities.

Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or any other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the Trust will not be required to:

•	issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any preferred securities so selected for redemption, except, in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust enforcement event (as defined under “Description of the Preferred Securities — Trust Enforcement Events” in this prospectus supplement), undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Payment and Paying Agency

Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent for the preferred securities shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and RGA. The paying agent for the preferred securities shall be permitted to resign as paying agent for the preferred securities upon 30 days’ written notice to the administrative trustees. In the event that the property trustee shall no longer be the paying agent for the preferred securities, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to RGA, to act as paying agent for the preferred securities.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of RGA, with the consent of the administrative trustees and without the consent of holders of the preferred securities, the Delaware trustee or the property trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided that:

•	such successor entity (if not the Trust) either expressly assumes all of the obligations of the Trust with respect to the preferred securities and the common securities of the Trust or substitutes for such securities other securities having substantially the same terms as such securities, which we refer to as the “successor securities,” so long as the successor securities rank the same as such securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	if the Trust is not the successor entity, RGA expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

•	any successor securities are listed (or eligible for trading), or any successor securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect;

•	such successor entity (if not the Trust) has a purpose identical in all material respects to that of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, RGA has received an opinion of counsel to the Trust, rendered by an independent law firm experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 and (2) the Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•	RGA or any permitted successor or assignee owns all of the common securities of the Trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee; and

•	such successor entity expressly assumes all of the obligations of the Trust.

In addition, the Trust shall not, except with the consent of holders of 100% in aggregate stated liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust, provided such corporation shall be otherwise qualified and eligible.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of RGA for United States federal income tax purposes. RGA and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration of trust, that RGA and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

The Trust may not make any loans or incur any indebtedness, invest any proceeds received in connection with ownership of debentures, or take or consent to any action that would result in a lien on any of its assets. In addition, the Trust may not take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes.

DESCRIPTION OF THE DEBENTURES

RGA issued the junior subordinated debentures under the Junior Subordinated Indenture dated as of December 18, 2001, as supplemented by a First Supplemental Junior Subordinated Indenture dated as of December 18, 2001, in each case, between us and The Bank of New York, as indenture trustee, which we refer to collectively as the indenture. The following description of certain terms of the debentures and certain provisions of the indenture in this prospectus supplement supplements the description under “Description of Debt Securities of RGA” in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a beneficial holder of the debentures. We have filed the First Supplemental Junior Subordinated Indenture as an exhibit to the registration statement of which the attached prospectus is a part, which is incorporated by reference herein. You may request copies of these documents from us at our address set forth in the attached prospectus under “Incorporation of Certain Documents by Reference.” Unless otherwise specified, when we refer to “RGA” in the following description, we mean only RGA and not its subsidiaries.

General

The debentures are limited in aggregate principal amount to the aggregate liquidation amount of all preferred securities and common securities as set forth in the declaration of trust.

The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under “— Option to Extend Interest Payment Period”), if any, on March 18, 2051, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under “Description of the Preferred Securities — Remarketing” in this prospectus supplement, in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

The debentures were initially issued as a global certificate. See “Book-Entry Issuance” in this prospectus supplement. As described in this prospectus supplement, under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. See “Book-Entry Issuance — Depository Procedures” in this prospectus supplement. Payments on debentures issued as a global certificate will be made through the debenture paying agent for the debentures to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York; provided that payment of interest may be made at the option of RGA by check mailed to the address of the holder entitled to it at the address held by the registrar. Notwithstanding the foregoing, so long as the beneficial holder of some or all of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.

If a holder of units exercises its warrants, other than an exercise instead of a redemption of warrants, that holder will have the right to require the Trust to exchange its preferred securities for debentures and require RGA to repurchase its debentures as described in “Description of the Units — Limited Right to Repurchase” in this prospectus supplement.

Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a tax event or an investment company event, the debentures may be distributed to holders of the preferred securities and common securities in liquidation of the Trust, unless the preferred securities are otherwise redeemed in connection with that event. See “Description of the Preferred Securities — Distribution of Debentures” in this prospectus supplement.

Subordination

The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior indebtedness (as defined below) and as described under “Description of Debt Securities of RGA — Subordination Under the Subordinated Indenture and the Junior Subordinated Indenture” in the attached prospectus.

Subject to the qualifications described below, the term “senior indebtedness” includes principal and premium, if any, of and interest on the following:

•	all indebtedness of RGA, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all obligations of RGA under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any of the above types of indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries.

In the event that, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures at a time when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment or distribution should not have been made to it, the trustee or such holder shall hold such payment or distribution in trust for the benefit of, and, upon written request, shall pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of the all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of the debentures and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior indebtedness and that are made to holders of the debentures because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of the debentures.

In addition to the contractual subordination provisions described above, the rights of the holders of the debentures (and the guarantee) will be structurally subordinated to all existing and future obligations of RGA’s subsidiaries. RGA is a holding company. As a result, we rely primarily on dividends or other payments from our direct and indirect principal operating subsidiaries, RGA Reinsurance and RGA Canada, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. See “Risk Factors — Risks Related to Our Business — RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited” beginning on page 10 of the attached prospectus. We can also utilize investment securities maintained in our portfolio for these payments. The principal source of funds for RGA Reinsurance and RGA Canada comes from current operations.

Due to the subordination provisions, described above, in the indenture under which the debentures were issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2008, we had approximately $1,932 million of debt, including approximately $524 million of senior indebtedness.

In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries. Therefore, RGA’s ability to service its debt, including the guarantee and the debentures, would be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us, as described in Item 1 — Business in our most recent Annual Report on Form 10-K, which is incorporated by reference in this document.

As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries’ existing and future obligations. RGA only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior to claims that creditors and reinsurance contract holders of RGA’s subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. All of RGA’s subsidiaries’ existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2008, the total liabilities of our subsidiaries were approximately $18.0 billion. See “Risk Factors — Risks Related to Our Business — RGA is an insurance holding company, and our ability to pay principal, interest and /or dividends on securities is limited” in the attached prospectus.

Covenants of RGA

Except as otherwise provided in the indenture, for so long as the debentures are held by the property trustee, RGA will covenant:

•	to maintain directly or indirectly ownership of all of the common securities of the Trust; provided, however, that any permitted successor of RGA under the indenture may succeed to RGA’s ownership of the common securities of the Trust;

•	to cause the Trust to remain a statutory business trust, except in connection with the distribution of the debentures to holders of preferred securities and common securities, the redemption of all preferred securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise to cause the Trust to continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	to take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; and

•	to use its commercially reasonable efforts to ensure that the Trust will not be an “investment company” under the Investment Company Act of 1940.

Redemption; Repurchase by Holder

RGA will not have the right to redeem or shorten the maturity of the debentures in whole or in part at any time, except in connection with a remarketing which may shorten the maturity of the debentures as described under “— Terms Upon Remarketing of Preferred Securities; Failed Remarketing.” RGA is required to redeem the debentures in certain circumstances following the exercise of warrants by a unit holder as described under “Description of the Units — Limited Right to Repurchase” in this prospectus supplement.

Interest

Each debenture bears interest on the stated principal amount thereof at the rate of 5.75% per annum, subject to adjustment as described below and under “Description of the Preferred Securities — Remarketing” in this prospectus supplement, from and including December 18, 2001. Interest is payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, each of which we refer to as an “interest payment date,” to the person in whose name the debenture is registered at the close of business on the day next preceding the interest payment date. In addition, holders of record as of a special record date, will receive accrued and unpaid interest on the debentures to, but excluding, the remarketing settlement date, in connection with a remarketing. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, RGA shall have the right to select record dates, which shall be at least one business day before an interest payment date.

The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If a remarketing event, as defined below, occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the reset rate, as defined below, from the remarketing settlement date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing (as described in “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this prospectus supplement), interest will accrue on the accreted value of the debentures at a rate of 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing).

Terms Upon Remarketing of Preferred Securities; Failed Remarketing

In connection with a remarketing of the preferred securities as described in “Description of the Preferred Securities — Remarketing” in this prospectus supplement:

•	the aggregate accreted value of the debentures as of the end of the day next preceding the remarketing settlement date will become due and payable on the date which is 93 days from the remarketing settlement date; and

•	the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing, which we refer to as the “reset rate.”

In the event of a failed remarketing as described in “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this prospectus supplement:

•	the interest rate on the debentures will equal 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing);

•	the aggregate accreted value of the debentures will become due and payable on the date which is 93 days from the failed remarketing settlement date; and

•	RGA will not be allowed to defer interest payments on the debentures.

In the event debentures are distributed to holders of preferred securities, the provisions describing the remarketing of the preferred securities will apply to the debentures.

Option to Extend Interest Payment Period

So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for an extension period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. The extension period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. At the end of the extension period, RGA will be required to pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly to the extent permitted by applicable law, at the then applicable rate for the debentures, which we refer to as “compounded interest.” Prior to the termination of any such extension period, RGA may further extend such extension period, provided that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. No interest during an extension period, except at the end thereof, shall be payable. RGA has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.

During any such extension period, RGA shall not, and shall not permit any subsidiary to do the following:

•	declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:

(1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;

(2) in connection with the reclassifications of any class or series of RGA’s capital stock, or the exchange or conversion of one class or series of RGA’s capital stock for or into another class or series of our capital stock;

(3) the purchase of fractional interests in shares of RGA’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(4) dividends or distributions in RGA’s capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

(5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA’s shareholder rights plan; or

(6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

If the property trustee is the only holder of the debentures, RGA shall give the administrative trustees, the property trustee and the indenture trustee notice of its election of such extension period at least one business day before the earlier of (1) the next date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such extension period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. The administrative trustees will give notice of RGA’s election of the extension period to the holders of the preferred securities. If the property trustee is not the only holder of the debentures, RGA shall give the holders of the debentures notice of its election of such extension period at least ten business days before the earlier of (1) the interest payment date for the first quarter of such extension period or (2) the date upon which RGA is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

In connection with the exercise of its right to cause a remarketing of the debentures, RGA must pay all deferred interest and compounded interest thereon no later than the remarketing settlement date so that no such amounts are then owing on the debentures.

Payment of Expenses of the Trust

RGA, as borrower, has agreed to pay all fees and expenses related to the organization, maintenance and operations, and any dissolution of the Trust (including any taxes, other than U.S. withholding taxes, duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States, or any other taxing authority) and the offering of the preferred securities, common securities and the debentures and the retention of the indenture trustee, the property trustee and the guarantee trustee, and be responsible for all debts and obligations of the Trust (other than U.S. withholding taxes with respect to the preferred securities and common securities), so that the net amounts received, retained or paid by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. In addition, RGA will be primarily liable for any indemnification obligations with respect to the declaration of trust. The foregoing obligations of RGA are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed, whom we refer to as a “creditor”, whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations of RGA directly against RGA, and RGA irrevocably waives any right or remedy to require that any such creditor take any action against the Trust or any other person before proceeding against RGA. RGA shall execute such additional agreements as may be necessary to give full effect to the foregoing.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

The provisions of the indenture relating to RGA’s possible consolidation, merger, conveyance, sale of assets and other transfers apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities of RGA — Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” in the attached prospectus.

Indenture Events of Default

The indenture sets forth events of default which apply to the debentures. You should refer to the description of the events of default and the related remedies of the holders of debentures and the indenture trustee under “Description of Debt Securities of RGA — Events of Default” in the attached prospectus.

If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An indenture event of default will also constitute a trust enforcement event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee’s rights under the debentures. However, the payment of principal and interest on the debentures shall remain subordinated to the extent provided in the indenture. See “Description of the Preferred Securities — Trust Enforcement Events” and “Description of the Preferred Securities — Voting Rights, Amendment of the Declaration” in this prospectus supplement. Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, RGA acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by RGA in connection with a direct action, RGA shall remain obligated to pay the principal of or interest on the debentures held by the Trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

In addition, if a bankruptcy proceeding is commenced in respect of RGA, the claim of the holder of the preferred securities and debentures will be, under the Bankruptcy Code of 1978, limited to the issue price of these securities plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding.

Defeasance; Satisfaction and Discharge

The defeasance, satisfaction and discharge provisions of the indenture apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities of RGA — Defeasance; Satisfaction and Discharge” in the attached prospectus. Notwithstanding a defeasance of the debentures, RGA will continue to have the right to cause a remarketing of the debentures so long as the amounts which are required to be on deposit in the escrow trust account as of that modified maturity date are on deposit as of that date.

Modification, Waiver, Meetings and Voting

Modification of Indenture

The modification provisions of the indenture apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities of RGA — Modification or Amendment of the Indentures” in the attached prospectus. In addition, the indenture will provide that any supplemental indenture will not be effective until the holders of a majority in aggregated stated liquidation amount of preferred securities and common securities shall have consented to such supplemental indenture; provided, that if the consent of the holder of each outstanding debenture is required, any supplemental indenture will not be effective until each holder of the preferred securities and common securities shall have consented to that supplemental indenture.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of preferred securities and common securities shall have consented to such waiver provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities and common securities shall have consented to such waiver.

Meetings and Voting

A meeting may be called at any time by the indenture trustee, and shall be called upon request, by RGA, pursuant to a resolution of its board of directors or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be given or taken by holders of the debentures may be embodied in one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided in the indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where expressly required, to RGA. Whenever holders of a specified percentage in aggregate principal amount of debentures may take any act, such act may be evidenced by:

•	instruments executed by holders;

•	the record of holders voting in favor thereof at any meeting of such holders; or

•	a combination of such instruments and any such record of such a meeting of holders.

Governing Law

The indenture and the debentures are governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF THE GUARANTEE

We issued the guarantee under the Guarantee Agreement between RGA and The Bank of New York, as guarantee trustee. The following description of certain provisions of the guarantee agreement in this prospectus supplement supplements the description under “Description of the Preferred Securities Guarantees of RGA” in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the guarantee agreement in its entirety because it and the Trust Indenture Act of 1939 and not this summary will define your rights as a holder of the guarantee. We have filed the guarantee as an exhibit to the registration statement of which the attached prospectus is a part, which is incorporated by reference herein. You may request copies of the guarantee agreement at our address set forth in the attached prospectus under the caption “Incorporation of Certain Documents by Reference.” Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

General

The following payments or distributions with respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust (the “Guarantee Payments”), will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

•	the Redemption Price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

•	the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

•	upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:

—	the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

—	the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.

RGA’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by RGA to the holders of the applicable preferred securities and common securities on a pro rata basis, subject to the subordination provisions of the guarantee for such payment, or by causing the Trust to pay such amounts to such holders.

The holders of not less than a majority in aggregate stated liquidation amount of the preferred securities and common securities, each voting as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of the preferred securities, subject to the subordination provisions of the guarantee for that payment, may institute a legal proceeding directly against RGA to enforce the holder’s rights to receive payment under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. If RGA were to default on its obligation to pay amounts payable under the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to rely upon the guarantee for payment of such amounts. Instead, if an indenture event of default shall have occurred and be continuing and such event is attributable to the failure of RGA to pay interest on or principal of the debentures on the applicable payment date, then a holder of preferred securities may institute a legal proceeding directly against RGA pursuant to the terms of the indenture for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of debentures or assert directly any other rights in respect of the debentures.

The declaration of trust provides that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

RELATIONSHIP AMONG THE PREFERRED SECURITIES,
THE DEBENTURES AND THE GUARANTEE

Unless otherwise specified, when we refer to “RGA” in the following summary, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by RGA as and to the extent set forth under “Description of the Guarantee” in this prospectus supplement. If and to the extent that RGA does not make payments under the debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities, as described below, may institute a legal proceeding directly against RGA to enforce payment of such distributions to such holder after the respective due dates. Taken together, RGA’s obligations under the declaration of trust, the debentures, the indenture and the guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee to the extent provided herein of the Trust’s obligations under the preferred securities. The obligations of RGA under the guarantee will be subordinated and junior in right of payment to all senior indebtedness of RGA.

Sufficiency of Payments

As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors: (1) the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities, (2) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities, (3) pursuant to the indenture, RGA, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust’s obligations under the preferred securities and common securities and (4) the declaration of trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

Notwithstanding anything to the contrary in the indenture, RGA has the right to set-off any payment it is otherwise required to make thereunder with and to the extent RGA has theretofore made, or is concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

If a trust enforcement event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against RGA. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the indenture trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against RGA to enforce the property trustee’s rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if RGA fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action, any payment made by RGA directly to a holder of a preferred security will reduce the amount that RGA must pay the Trust under the debentures held by the Trust. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Limited Purpose of Trust

The preferred securities and common securities will evidence beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing the preferred securities and common securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from RGA the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the Trust (or from RGA under the guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, the holders of the preferred securities and common securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See “Description of the Preferred Securities — Liquidation Distribution Upon Dissolution” in this prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of RGA, the property trustee, as holder of the debentures, would be a subordinated creditor of RGA, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any shareholders of RGA receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to shareholders of RGA in the event of liquidation or bankruptcy of RGA should be substantially the same.

BOOK-ENTRY ISSUANCE

Overview

DTC acts as securities depositary for the unit securities, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. One or more fully registered certificates (each, a “Global Certificate”) will be issued for each of the unit securities and will be deposited with the property trustee as custodian for DTC.

Depository Procedures

DTC has advised the Trust and RGA that DTC is a limited-purpose trust company created to hold securities for the participating organizations, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Trust and RGA that purchases of Global Securities within the DTC system must be made by or through Participants, which will receive a credit for the applicable Global Security on DTC’s records. The ownership interest of each actual purchaser of each applicable Global Security is in turn to be recorded on the Participants’ and Indirect Participants’ records. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the owners of interest purchased their applicable Global Securities. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests will not receive physical delivery of certificates representing their ownership interests in the Global Securities and will not be considered the registered owners or holders thereof for any purpose.

The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Global Securities, see “— Exchange of Book-Entry Securities for Certificated Securities.”

Payments in respect of the Global Securities will be payable by the property trustee and the debenture trustee, respectively, to DTC in its capacity as the registered holder. The property trustee and the debenture trustee will treat the persons in whose names the applicable Global Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Certificates or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and RGA that its current practice, upon receipt of any payment in respect of securities such as the unit securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the property trustee, the debenture trustee or the Trust. None of the Trust, the property trustee, the warrant agent or the debenture trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Securities, and the Trust, the property trustee, the warrant agent and the indenture trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the Global Certificates will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Trust and RGA that it will take any action permitted to be taken by a holder of a Global Security only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default (or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event), DTC reserves the right to exchange the Global Certificates for the unit securities, as appropriate, in certificated form and to distribute such securities to its Participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and RGA believe to be reliable, but neither the Trust nor RGA takes responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the property trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Book-Entry Securities for Certificated Securities

A Global Certificate is exchangeable for unit securities in registered certificated form if (1) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Certificate and the Trust or RGA, as applicable, thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (2) RGA in its sole discretion elects to cause the issuance of the unit securities in certificated form or (3) there shall have occurred and be continuing an Indenture Event of Default or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated unit securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following summary describes the material United States federal tax consequences of the ownership of the units and warrants as of the date hereof.

Unless otherwise specified, when we refer to “RGA” in the following description, we mean only RGA and not its subsidiaries.

Except where we state otherwise, this summary deals only with units held as capital assets by a holder who is a United States person (as defined below) and who purchased the units upon original issuance at their original issue price and has not disposed of the units or exercised the warrants. A “United States person” is any beneficial owner who is one of the following:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons has authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of a unit who is not a United States person.

If a partnership holds units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding units, we suggest that you consult your tax advisor.

Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

•	tax consequences to persons who hold the units or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to holders of the units or warrants whose functional currency is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, rulings and judicial decisions as of the date hereof and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below.

The authorities on which this summary is based are subject to various interpretations. The conclusions set forth herein are not binding on the Internal Revenue Service or the courts. Either the Internal Revenue Service or the courts could disagree with the explanations or conclusions contained in this summary.

You are urged to consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of the units, common stock and warrants including the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in United States federal income tax laws.

The Warrants

Acquisition of RGA Common Stock

The exercise of the warrants to purchase our common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a “Warrantholder”) will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid instead of a fractional share of our common stock. Rather, a Warrantholder will recognize taxable gain or loss if and when the Warrantholder disposes of the common stock in a taxable transaction. The aggregate initial tax basis in our common stock will be equal to the amount paid to RGA upon exercise of the warrants plus the Warrantholder’s tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the fractional share. The Warrantholder’s basis in the warrants will equal the portion of the initial purchase price of the units allocable to the warrant component. Cash received instead of a fractional share of our common stock should be treated as a payment in exchange for the fractional share interest. Warrantholders will generally recognize short-term capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and their tax basis allocable to the fractional share interest.

Ownership of RGA Common Stock

In general, if you dispose of our common stock in a taxable transaction, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in our common stock. The resulting gain or loss will be either short-term or long-term capital gain or loss depending on your holding period for our common stock. The holding period for the common stock should begin the day following the day you exercise (or possibly on the day you exercise) the warrants and will not include the period during which you held the warrants. Capital gains realized by individuals on assets held for more than one year are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

Disposition of Warrants

If you sell your warrants or if RGA redeems your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. However, if your warrants are redeemed by RGA in exchange for RGA common stock, you will have the same tax consequences that you would have upon your election to exercise your warrants, although your holding period may include the period that you owned the warrants. See “— Acquisition of RGA Common Stock.” The resulting gain or loss will be long-term because you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a long-term capital loss when they expire equal to your tax basis in the warrants. Your tax basis in the warrants equals the portion of the purchase price of the units allocated to the warrant component, and your holding period for the warrants commenced on the date that you purchased the units.

Adjustment to Exercise Price

Warrantholders might be treated as receiving a constructive distribution from RGA if:

•	the exercise price is adjusted and as a result of such adjustment the Warrantholder’s proportionate interest in RGA’s assets or earnings and profits is increased; and

•	the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to our common stock. Thus, under some circumstances, an adjustment in the exercise price will give rise to a taxable dividend to a Warrantholder even though the Warrantholder would not receive any cash.

Non-U.S. Holders

The following discussion only applies to you if you are a Non-U.S. Holder.

Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” “foreign personal holding company,” or, in certain circumstances, a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual that is an expatriate, and are subject to special treatment under the Code. In such case, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

U.S. Federal Withholding Tax

Dividends paid to a Non-U.S. Holder of our common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under “— The Warrants — Adjustment to Exercise Price”) will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, if a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax as described below.

A Non-U.S. Holder of units or our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of warrants or our common stock (but such gain may be subject to U.S. federal income tax as described below under “— U.S. Federal Income Tax”).

U.S. Federal Income Tax

If a Non-U.S. Holder is engaged in a trade or business in the United States and the dividends on our common stock are effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to U.S. federal income tax on the dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate Internal Revenue Service forms) in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, dividends on our common stock will be included in earnings and profits.

Any gain or income realized by a Non-U.S. Holder on the disposition of a unit, warrant or our common stock will generally not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	in the case of our common stock or warrants, RGA is or has been a “United States real property holding corporation” for United States federal income tax purposes.

An individual Non-U.S. Holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

RGA does not believe it is a United States real property holding corporation and does not anticipate becoming one. Even if RGA is or becomes a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, (1) a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of our common stock or warrants unless the Non-U.S. Holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five year period preceding the date of disposition more than five percent of the total fair market value of our outstanding common stock or outstanding warrants.

U.S. Federal Estate Tax

Our common stock acquired upon an exercise of a warrant and owned by a Non-U.S. Holder at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants held at the time of death may be subject to U.S. federal estate tax unless an applicable estate tax treaty applies.

Information Reporting and Backup Withholding

If you are a United States person, unless you are an exempt recipient such as a corporation, payments made to you on, and proceeds you receive from, the sale, exchange, redemption or other disposition of the units, warrants and our common stock may be subject to information reporting and may be subject to United States federal backup withholding unless you supply an accurate taxpayer identification number or otherwise comply with applicable United States information reporting or certification requirements.

RGA must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Payment of the proceeds of a sale of warrants or our common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting, and may be subject to backup withholding, unless you certify under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the unit securities and any shares of common stock of RGA received upon the exercise or redemption thereof by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code of 1986 or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code of 1986 impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code of 1986, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code of 1986 or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code of 1986 and any other applicable Similar Laws.

Any insurance company proposing to invest assets of its general account in the unit securities and shares of common stock issuable on exercise of the warrants should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit Plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code of 1986, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code of 1986. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code of 1986.

Whether or not the underlying assets of the Trust were deemed to include “plan assets,” as described below, the acquisition and/or holding of the unit securities and shares of common stock issuable on exercise of the warrants by a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 with respect to which the Trust, RGA or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

The Internal Revenue Code of 1986 does not define “plan assets.” However, ERISA Section 3(42) and regulations (the “Plan Asset Regulations”) promulgated under ERISA by the Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, “benefit plan investors” include all employee benefit plans which are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of the Internal Revenue Code of 1986, as well as any entity whose underlying assets are deemed to include “plan assets” under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (1) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934.

It is anticipated that the shares of common stock delivered to warrant holders upon the exercise or redemption of the warrant will qualify as “publicly offered securities” for purposes of the Plan Asset Regulations and/or that RGA will qualify as an operating company for purposes of the Plan Asset Regulations. It is not anticipated that the Trust will constitute an investment company under the Investment Company Act of 1940 or an operating company within the meaning of the Plan Asset Regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of unit securities that is acquired or held from time to time by “benefit plan investors” or to determine whether investment in the Trust by benefit plan investors is “significant” as described above. Consequently, there can be no assurance that the underlying assets of the Trust will not constitute “plan assets” for purposes of ERISA and the Internal Revenue Code of 1986.

Plan Asset Consequences

If the assets of the Trust were deemed to be “plan assets” under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Trust (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and (2) the possibility that certain transactions in which the Trust might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code of 1986.

Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants, no assurance can be given that such exemptions would apply to transactions engaged in by the Trust or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the Trust if the assets of the Trust were deemed to include “plan assets” for purposes of ERISA and the Internal Revenue Code of 1986.

Representation

Each purchaser and subsequent transferee of the unit securities and shares of common stock issuable on exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants by such purchaser or transferee satisfies the fiduciary requirements of ERISA and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the unit securities and shares of common stock issuable on exercise of the warrants on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the unit securities and shares of common stock issuable on exercise of the warrants.

PROSPECTUS

$1,500,000,000

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,
Purchase Contracts, Warrants and Units

RGA Capital Trust III
RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
on a Subordinated Basis as described in this Document by
Reinsurance Group Of America, Incorporated

3,000,000 Shares of Common Stock

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer up to $1,500,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time.

Up to 3,000,000 shares of common stock may be sold from time to time in one or more offerings by certain selling shareholders named in the “Selling Shareholders” section of this prospectus, or their transferees.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by the selling shareholders, unless accompanied by a prospectus supplement and any applicable other offering material.

     Investing in these securities involves risks. Consider carefully the risk factors beginning on page 1 of this prospectus.

We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

The selling shareholders or their transferees may from time to time offer and sell the shares of our common stock held by them or interests in the shares on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise in accordance with the plan of distribution described in this prospectus and, where applicable, a prospectus supplement. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale of the shares, but we have agreed to bear the expenses of registration of the shares under Federal and state securities laws. See “Use of Proceeds,” “Selling Shareholders” and “Plan of Distribution.”

Holders of our common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions.”

Our common stock is listed on The New York Stock Exchange under the symbol “RGA”. As of December 9, 2008, the closing price of our common stock was $37.54.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2008.

RISK FACTORS

Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business, results of operations, or financial condition and could result in a loss of your investment.

For a discussion of additional uncertainties associated with (1) RGA’s businesses and (2) forward-looking statements in this document, see “Cautionary Statement Concerning Forward-Looking Statements.” In addition, you should consider the risks associated with RGA’s business that appear in RGA’s most recent Annual Report on Form 10-K as such risks may be updated or supplemented in RGA’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which have been or will be incorporated by reference into this document.

Risks Related to Our Business

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. In recent weeks, the volatility and disruption have reached unprecedented levels. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock and replace certain maturing liabilities. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. The principal sources of our liquidity are reinsurance premiums, annuity considerations under reinsurance treaties and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. Sources of liquidity in normal markets also include a variety of short- and long-term instruments, including medium- and long-term debt, junior subordinated debt securities, capital securities and shareholders’ equity.

In the event current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreased due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our reinsurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Recently our credit spreads have widened considerably. Further, our ability to finance our statutory reserve requirements is limited in the current marketplace. If capacity continues to be limited for a prolonged period of time, our ability to obtain new funding for such purposes may be hindered and, as a result, our ability to write additional business in a cost-effective manner may be impacted. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the United States and elsewhere around the world. The stress experienced by global capital markets that began in the second half of 2007 continued and substantially increased during the third quarter of 2008. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the United States have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and fears of a possible recession. In addition, the fixed-income markets are experiencing a period of extreme volatility which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage-and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, the market for fixed income instruments has experienced decreased liquidity, increased price volatility, credit downgrade events, and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. Domestic and international equity markets have also been experiencing heightened volatility and turmoil, with issuers (such as our company) that have exposure to the mortgage and credit markets particularly affected. These events and the continuing market upheavals may have an adverse effect on us, in part because we have a large investment portfolio and are also dependent upon customer behavior. Our revenues may decline in such circumstances and our profit margins may erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, indirectly, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for financial and insurance products could be adversely affected. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. The current mortgage crisis has also raised the possibility of future legislative and regulatory actions in addition to the recent enactment of the Emergency Economic Stabilization Act of 2008 (the “EESA”) that could further impact our business. We cannot predict whether or when such actions may occur, or what impact, if any, such actions could have on our business, results of operations and financial condition.

There can be no assurance that actions of the U.S. Government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

In response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, on October 3, 2008, President Bush signed the EESA into law. Pursuant to the EESA, the U.S. Treasury has the authority to, among other things, purchase up to $700 billion of mortgage-backed and other securities from financial institutions in order to make direct investments in financial institutions for the purpose of stabilizing the financial markets. The Federal Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. There can be no assurance as to what impact such actions will have on the financial markets, including the extreme levels of volatility currently being experienced. Such continued volatility could materially and adversely affect our business, financial condition and results of operations, or the trading price of our common stock.

The impairment of other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, insurance companies, commercial banks, investment banks, investment funds and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. We also have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Some of our transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets.

Defaults on our mortgage loans and volatility in performance may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties. Mortgage loans are stated on our balance sheet at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of valuation allowances. We establish valuation allowances for estimated impairments as of the balance sheet date. Such valuation allowances are based on the excess carrying value of the loan over the present value of expected future cash flows discounted at the loan’s original effective interest rate, the value of the loan’s collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or the loan’s market value if the loan is being sold. We also establish allowances for loan losses when a loss contingency exists for pools of loans with similar characteristics, such as mortgage loans based on similar property types or loan to value risk factors. At September 30, 2008, we had not established any valuation allowances and no loans were in process of foreclosure. The performance of our mortgage loan investments, however, may fluctuate in the future. An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.

Further, any geographic or sector concentration of our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are concentrated. Moreover, our ability to sell assets relating to such particular groups of related assets may be limited if other market participants are seeking to sell at the same time.

Our investments are reflected within the consolidated financial statements utilizing different accounting basis and accordingly we may not have recognized differences, which may be significant, between cost and fair value in our consolidated financial statements.

Our principal investments are in fixed maturity and equity securities, short-term investments, mortgage loans, policy loans, funds withheld at interest, and other invested assets. The carrying value of such investments is as follows:

•	Fixed maturity and equity securities are classified as available-for-sale and are reported at their estimated fair value. Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income or loss, net of related deferred acquisition costs and deferred income taxes.

•	Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value.

•	Mortgage and policy loans are stated at unpaid principal balance. Additionally, mortgage loans are adjusted for any unamortized premium or discount, deferred fees or expenses, net of valuation allowances.

•	Funds withheld at interest represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements. The value of the assets withheld and interest income are recorded in accordance with specific treaty terms. We use the cost method of accounting for investments in real estate joint ventures and other limited partnership interests since we have a minor equity investment and virtually no influence over the joint ventures or the partnership’s operations. These investments are reflected in other invested assets on the balance sheet.

Investments not carried at fair value in our consolidated financial statements — principally, mortgage loans, policy loans, real estate joint ventures, and other limited partnerships — may have fair values which are substantially higher or lower than the carrying value reflected in our consolidated financial statements. Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

Our valuation of fixed maturity and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity, equity securities and short-term investments which are reported at fair value on the consolidated balance sheet represented the majority of our total cash and invested assets. We have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based of the lowest level of significant input to its valuation. SFAS 157 defines the input levels as follows:

Level 1  Quoted prices in active markets for identical assets or liabilities. Our Level 1 assets and liabilities include investment securities and derivative contracts that are traded in exchange markets.

Level 2  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or market standard valuation methodologies and assumptions with significant inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Our Level 2 assets and liabilities include investment securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose values are determined using market standard valuation methodologies. This category primarily includes U.S. and foreign corporate securities, Canadian and Canadian provincial government securities, and residential and commercial mortgage-backed securities, among others. We value most of these securities using inputs that are market observable

Level 3  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the related assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using market standard valuation methodologies described above. When observable inputs are not available, the market standard methodologies for determining the estimated fair value of certain securities that trade infrequently, and therefore have little transparency, rely on inputs that are significant to the estimated fair value and that are not observable in the market or cannot be derived principally from or corroborated by observable market data. These unobservable inputs can be based in large part on management judgment or estimation and cannot be supported by reference to market activity. Even though unobservable, management believes these inputs are based on assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing similar assets and liabilities. For our invested assets, this category generally includes U.S. and foreign corporate securities (primarily private placements), asset-backed securities (including those with exposure to subprime mortgages), and to a lesser extent, certain residential and commercial mortgage-backed securities, among others. Additionally, our embedded derivatives, all of which are associated with reinsurance treaties, are classified in Level 3 since their values include significant unobservable inputs associated with actuarial assumptions regarding policyholder behavior. Embedded derivatives are reported with the host instruments on the condensed consolidated balance sheet.

As required by SFAS 157, when inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest priority level input that is significant to the fair value measurement in its entirety. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such assets and liabilities categorized within Level 3 may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

Prices provided by independent pricing services and independent broker quotes can vary widely even for the same security.

The determination of fair values in the absence of quoted market prices is based on: (i) valuation methodologies; (ii) securities we deem to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include: coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer, and quoted market prices of comparable securities. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example Alt-A and subprime mortgage backed securities, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods which are more sophisticated or require greater estimation thereby resulting in values which may be less than the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities; mortgage loans; policy loans and equity real estate, including real estate joint venture; and other limited partnership interests. Even some of our very high quality assets have been more illiquid as a result of the recent challenging market conditions.

If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

For example, the cost of our fixed maturity and equity securities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. The review of our fixed maturity and equity securities for impairments includes an analysis of the total gross unrealized losses by three categories of securities: (i) securities where the estimated fair value had declined and remained below cost or amortized cost by less than 20%; (ii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for less than six months; and (iii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for six months or greater.

Additionally, our management considers a wide range of factors about the security issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the market value has been below cost or amortized cost; (ii) the potential for impairments of securities when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources; (vi) our ability and intent to hold the security for a period of time sufficient to allow for the recovery of its value to an amount equal to or greater than cost or amortized cost; (vii) unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

Gross unrealized losses may be realized or result in future impairments.

Our gross unrealized losses on fixed maturity securities at September 30, 2008 are $960.6 million pre-tax. Since September 30, 2008, the bond and equity markets have continued to deteriorate. As of October 29, 2008, the Company estimates that the market value of RGA’s investment portfolios, excluding funds withheld, has declined by approximately $300 million, pre-tax since September 30, 2008, primarily due to continued spread widening in credit markets. Realized losses or impairments may have a material adverse impact on our results of operation and financial position.

Defaults, downgrades or other events impairing the value of our fixed maturity securities portfolio may reduce our earnings.

We are subject to the risk that the issuers, or guarantors, of fixed maturity securities we own may default on principal and interest payments they owe us. At September 30, 2008, the fixed maturity securities of $9.1 billion in our investment portfolio represented 55% of our total cash and invested assets. The occurrence of a major economic downturn (such as the current downturn in the economy), acts of corporate malfeasance, widening risk spreads, or other events that adversely affect the issuers or guarantors of these securities could cause the value of our fixed maturity securities portfolio and our net income to decline and the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities, or similar trends that could worsen the credit quality of issuers, such as the corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Any event reducing the value of these securities other than on a temporary basis could have a material adverse effect on our business, results of operations and financial condition. Levels of write down or impairment are impacted by our assessment of the intent and ability to hold securities which have declined in value until recovery. If we determine to reposition or realign portions of the portfolio where we determine not to hold certain securities in an unrealized loss position to recovery, then we will incur an other than temporary impairment.

A downgrade in our ratings or in the ratings of our reinsurance subsidiaries could adversely affect our ability to compete.

Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our reinsurance subsidiaries. These ratings are based on an insurance company’s ability to pay its obligations and are not directed toward the protection of investors. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company’s control. The various rating agencies periodically review and evaluate our capital adequacy in accordance with their established guidelines and capital models. In order to maintain our existing ratings, we may commit from time to time to manage our capital at levels commensurate with such guidelines and models. If our capital levels are insufficient to fulfill any such commitments, we could be required to reduce our risk profile by, for example, retroceding some of our business or by raising additional capital by issuing debt, hybrid, or equity securities. Any such actions could have a material adverse impact on our earnings or materially dilute our shareholders’ equity ownership interests.

Any downgrade in the ratings of our reinsurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. A rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. We believe that the rating agencies consider the ratings of a parent company when assigning a rating to a subsidiary of that company. The ability of our subsidiaries to write reinsurance partially depends on their financial condition and is influenced by their ratings. In addition, a significant downgrade in the rating or outlook of RGA, among other factors, could adversely affect our ability to raise and then contribute capital to our subsidiaries for the purpose of facilitating their operations as well as the cost of capital. For example, the facility fee and interest rate for our credit facilities are based on our senior long-term debt ratings. A decrease in those ratings could result in an increase in costs for the credit facilities. Accordingly, we believe a ratings downgrade of RGA, or of our affiliates, could have a negative effect on our ability to conduct business.

We cannot assure you that any action taken by our ratings agencies would not result in a material adverse effect on our business and results of operations. In addition, it is unclear what effect, if any, a ratings change would have on the price of our securities in the secondary market.

The recent tax-free distribution of our capital stock by our former majority shareholder, MetLife, could result in potentially significant limitations on the ability of RGA to execute certain aspects of its business plan and could potentially result in significant tax-related liabilities to RGA.

In connection with the recent distribution, or “split-off,” of our capital stock by our former majority shareholder, MetLife, Inc., or “MetLife,” MetLife and RGA have agreed to certain tax-related restrictions and indemnities set forth in a recapitalization and distribution agreement dated as of June 1, 2008. Under that agreement, we may be restricted or deterred from (i) redeeming or purchasing our stock in excess of certain agreed-upon amounts, (ii) issuing any equity securities in excess of certain agreed upon amounts, or (iii) taking any other action that would be inconsistent with the representations and warranties made in connection with the IRS ruling and the tax opinion (as those terms are defined in the agreement). Except in specified circumstances, we have agreed to indemnify MetLife for taxes and tax-related losses it incurs as a result of the divestiture failing to qualify as tax-free, if the taxes and related losses are attributable solely to any breach of, or inaccuracy in, any representation, covenant or obligation of RGA under the recapitalization and distribution agreement or that will be made in connection with the tax opinion. This indemnity could result in significant liabilities to RGA.

The acquisition restrictions contained in our articles of incorporation and our Section 382 shareholder rights plan, which are intended to help preserve RGA and its subsidiaries’ net operating losses and other tax attributes, may not be effective or may have unintended negative effects.

We have recognized and may continue to recognize substantial net operating losses, or “NOLs,” and other tax attributes, for U.S. federal income tax purposes, and under the Internal Revenue Code, we may “carry forward” these NOLs, in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a substantial amount of NOLs and, therefore, these NOLs are a substantial asset to RGA. However, if RGA and its subsidiaries experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code and related Treasury regulations, their ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which consequently could significantly impair the value of that asset.

To reduce the likelihood of an ownership change, in light of MetLife’s recent divestiture of most of its RGA stock, we have established acquisition restrictions in our articles of incorporation and our board of directors adopted a Section 382 shareholder rights plan. The Section 382 shareholder rights plan is designed to protect shareholder value by attempting to protect against a limitation on the ability of RGA and its subsidiaries to use their existing NOLs and other tax attributes. The acquisition restrictions in our articles of incorporation are also intended to restrict certain acquisitions of RGA stock to help preserve the ability of RGA and its subsidiaries to utilize their NOLs and other tax attributes by avoiding the limitations imposed by Section 382 of the Internal Revenue Code and the related Treasury regulations. The acquisition restrictions and the Section 382 shareholder rights plan are generally designed to restrict or deter direct and indirect acquisitions of RGA stock if such acquisition would result in an RGA shareholder becoming a 5-percent shareholder or increase the percentage ownership of RGA stock that is treated as owned by an existing 5-percent shareholder.

Although the acquisition restrictions and the Section 382 shareholder rights plan are intended to reduce the likelihood of an ownership change that could adversely affect RGA and its subsidiaries, we can give no assurance that such restrictions would prevent all transfers that could result in such an ownership change. In particular, we have been advised by our counsel that, absent a court determination, there can be no assurance that the acquisition restrictions will be enforceable against all of the RGA shareholders, and that they may be subject to challenge on equitable grounds. In particular, it is possible that the acquisition restrictions may not be enforceable against the RGA shareholders who voted against or abstained from voting on the restrictions at our special meeting of shareholders in September 2008 or who do not have notice of the restrictions at the time when they subsequently acquire their shares.

Further, the acquisition restrictions and Section 382 shareholder rights plan did not apply to, among others, any Class B common stock (which has subsequently been converted into common stock) acquired by any person in the split-off. Accordingly, the acquisition restrictions and Section 382 shareholder rights plan may not prevent an ownership change in connection with the divestiture.

Moreover, under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt certain 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the recapitalization and distribution agreement. After the split-off by MetLife, we may, under certain circumstances, incur significant indemnification obligations under the recapitalization and distribution agreement in the event that the Section 382 shareholder rights plan is triggered following the split-off in a manner that would result in MetLife’s divestiture failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ NOLs and other tax attributes, are more adverse to RGA and its shareholders.

The acquisition restrictions and Section 382 shareholder rights plan also require any person attempting to become a holder of 5% or more (by value) of RGA stock, as determined under the Internal Revenue Code, to seek the approval of our board of directors. This may have an unintended “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a shareholder may own could have the effect of making it more difficult for shareholders to replace current management. Additionally, because the acquisition restrictions and Section 382 shareholder rights plan have the effect of restricting a shareholder’s ability to dispose of or acquire RGA stock, the liquidity and market value of RGA stock might suffer. The acquisition restrictions and the Section 382 shareholder rights plan will remain in effect for the “restriction period,” which is until the earlier of (a) September 13, 2011, or (b) such other date as our board of directors in good faith determines that they are no longer in the best interests of RGA and its shareholders. The acquisition restrictions may be waived by our board of directors. Shareholders are advised to monitor carefully their ownership of RGA stock and consult their own legal advisors and/or RGA to determine whether their ownership of RGA stock approaches the proscribed level.

We make assumptions when pricing our products relating to mortality, morbidity, lapsation and expenses, and significant deviations in actual experience could negatively affect our financial results.

Our reinsurance contracts expose us to mortality risk, which is the risk that the level of death claims may differ from that which we assumed in pricing our life, critical illness and annuity reinsurance contracts. Some of our reinsurance contracts expose us to morbidity risk, which is the risk that an insured person will become critically ill or disabled. Our risk analysis and underwriting processes are designed with the objective of controlling the quality of the business and establishing appropriate pricing for the risks we assume. Among other things, these processes rely heavily on our underwriting, our analysis of mortality and morbidity trends, lapse rates, expenses and our understanding of medical impairments and their effect on mortality or morbidity.

We expect mortality, morbidity and lapse experience to fluctuate somewhat from period to period, but believe they should remain fairly constant over the long term. Mortality, morbidity or lapse experience that is less favorable than the mortality, morbidity or lapse rates that we used in pricing a reinsurance agreement will negatively affect our net income because the premiums we receive for the risks we assume may not be sufficient to cover the claims and profit margin. Furthermore, even if the total benefits paid over the life of the contract do not exceed the expected amount, unexpected increases in the incidence of deaths or illness can cause us to pay more benefits in a given reporting period than expected, adversely affecting our net income in any particular reporting period. Likewise, adverse experience could impair our ability to offset certain unamortized deferred acquisition costs and adversely affect our net income in any particular reporting period.

RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited.

RGA is an insurance holding company, with our principal assets consisting of the stock of our insurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to RGA. We are not permitted to pay common stock dividends or make payments of interest or principal on securities which rank equal or junior to our subordinated debentures, until we pay any accrued and unpaid interest on our subordinated debentures. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of December 31, 2007, the amount of dividends that may be paid to us by those subsidiaries, without prior approval from regulators, was estimated at $270.3 million. Covenants contained in some of our debt agreements and regulations relating to capital requirements affecting some of our more significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us. In addition, we cannot assure you that more stringent dividend restrictions will not be adopted, as discussed below under “— Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.”

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

If our investment strategy is not successful, we could suffer unexpected losses.

The success of our investment strategy is crucial to the success of our business. In particular, we structure our investments to match our anticipated liabilities under reinsurance treaties to the extent we believe necessary. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

Our investment guidelines also permit us to invest up to 5% of our investment portfolio in non-investment grade fixed maturity securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer’s other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer’s capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.

The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.

The occurrence of various events may adversely affect the ability of RGA and its subsidiaries to fully utilize their net operating losses and other tax attributes.

RGA and its subsidiaries have a substantial amount of NOLs and other tax attributes, for U.S. federal income tax purposes, that are available both currently and in the future to offset taxable income and gains. Events outside of our control, such as certain acquisitions and dispositions of our common stock, may cause RGA (and, consequently, its subsidiaries) to experience an “ownership change” under Section 382 of the

Internal Revenue Code and the related Treasury regulations, and limit the ability of RGA and its subsidiaries to utilize fully such NOLs and other tax attributes. Moreover, the MetLife split-off increased the likelihood of RGA experiencing such an ownership change.

In general, an ownership change occurs when, as of any testing date, the percentage of stock of a corporation owned by one or more “5-percent shareholders,” as defined in the Internal Revenue Code and the related Treasury regulations, has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders at any time during the three-year period preceding such date. In general, persons who own 5% or more (by value) of a corporation’s stock are 5-percent shareholders, and all other persons who own less than 5% (by value) of a corporation’s stock are treated, together, as a single, public group 5-percent shareholder, regardless of whether they own an aggregate of 5% or more (by value) of a corporation’s stock. If a corporation experiences an ownership change, it is generally subject to an annual limitation, which limits its ability to use its NOLs and other tax attributes to an amount equal to the equity value of the corporation multiplied by the federal long term tax-exempt rate.

If we were to experience an ownership change, we could potentially have in the future higher U.S. federal income tax liabilities than we would otherwise have had and it may also result in certain other adverse consequences to RGA. In this connection, we have adopted the Section 382 shareholder rights plan and the acquisition restrictions set forth in Article Fourteen to our articles of incorporation, in order to reduce the likelihood that RGA and its subsidiaries will experience an ownership change under Section 382 of the Internal Revenue Code. There can be no assurance, however, that these efforts will prevent the MetLife split-off, together with certain other transactions involving our stock, from causing us to experience an ownership change and the adverse consequences that may arise therefrom, as described above under “— The acquisition restrictions contained in our articles of incorporation and our Section 382 shareholder rights plan, which are intended to help preserve RGA and its subsidiaries’ net operating losses and other tax attributes, may not be effective or may have unintended negative effects.”

Interest rate fluctuations could negatively affect the income we derive from the difference between the interest rates we earn on our investments and interest we pay under our reinsurance contracts.

Significant changes in interest rates expose reinsurance companies to the risk of reduced investment income or actual losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts. Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on underlying annuity products related to certain of our reinsurance contracts. While we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

Natural disasters, catastrophes, and disasters caused by humans, including the threat of terrorist attacks and related events, epidemics and pandemics may adversely affect our business and results of operations.

Natural disasters and terrorist attacks, as well as epidemics and pandemics, can adversely affect our business and results of operations because they accelerate mortality and morbidity risk. Terrorist attacks on the

United States and in other parts of the world and the threat of future attacks could have a negative effect on our business.

We believe our reinsurance programs are sufficient to reasonably limit our net losses for individual life claims relating to potential future natural disasters and terrorist attacks. However, the consequences of further natural disasters, terrorist attacks, armed conflicts, epidemics and pandemics are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

We operate in a highly competitive industry, which could limit our ability to gain or maintain market share.

The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors in the North American life reinsurance market are currently the following, or their affiliates: Transamerica Occidental Life Insurance Company, a subsidiary of Aegon, N.V., Swiss Re Life of America and Munich American Reinsurance Company. We believe our primary competitors in the international life reinsurance markets are Swiss Re Life and Health Ltd., General Re, Munich Reinsurance Company, Hannover Reinsurance and SCOR Global Reinsurance. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and experience in the types of business that we underwrite. However, competition from other reinsurers could adversely affect our competitive position.

Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.

Tax law changes or a prolonged economic downturn could reduce the demand for some insurance products, which could adversely affect our business.

Under the Internal Revenue Code, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, by the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our U.S. life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted that could affect us.

In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.

The availability and cost of collateral, including letters of credit, asset trusts and other credit facilities, could adversely affect our financial condition, operating costs, and new business volume.

Regulatory requirements in various jurisdictions in which we operate may be significantly higher than the reserves required under GAAP. Accordingly, we reinsure, or retrocede, business to affiliated and unaffiliated reinsurers to reduce the amount of regulatory reserves and capital we are required to hold in certain jurisdictions. A regulation in the U.S., commonly referred to as Regulation XXX, has significantly increased the level of regulatory, or statutory, reserves that U.S. life insurance and life reinsurance companies must hold on their statutory financial statements for various types of life insurance business, primarily certain level term life products. The reserve levels required under Regulation XXX increase over time and are normally in excess of reserves required under GAAP. The degree to which these reserves will increase and the ultimate level of reserves will depend upon the mix of our business and future production levels in the United States. Based on the assumed rate of growth in our current business plan, and the increasing level of regulatory reserves associated with some of this business, we expect the amount of required regulatory reserves to grow significantly.

In order to reduce the effect of Regulation XXX, our principal U.S. operating subsidiary, RGA Reinsurance, has retroceded Regulation XXX-related reserves to affiliated and unaffiliated reinsurers. Additionally, some of our reinsurance subsidiaries in other jurisdictions enter into various reinsurance arrangements with affiliated and unaffiliated reinsurers from time to time in order to reduce their statutory capital and reserve requirements. As a general matter, for us to reduce regulatory reserves on business that we retrocede, the affiliated or unaffiliated reinsurer must provide an equal amount of collateral. Such collateral may be provided through a capital markets securitization, in the form of a letter of credit from a commercial bank or through the placement of assets in trust for our benefit.

In connection with these reserve requirements, we face the following risks:

•	The availability of collateral and the related cost of such collateral in the future could affect the type and volume of business we reinsure and could increase our costs.

•	We may need to raise additional capital to support higher regulatory reserves, which could increase our overall cost of capital.

•	If we, or our retrocessionaires, are unable to obtain or provide sufficient collateral to support our statutory ceded reserves, we may be required to increase regulatory reserves. In turn, this reserve increase could significantly reduce our statutory capital levels and adversely affect our ability to satisfy required regulatory capital levels that apply to us, unless we are able to raise additional capital to contribute to our operating subsidiaries.

•	Because term life insurance is a particularly price-sensitive product, any increase in insurance premiums charged on these products by life insurance companies, in order to compensate them for the increased statutory reserve requirements or higher costs of insurance they face, may result in a significant loss of volume in their life insurance operations, which could, in turn, adversely affect our life reinsurance operations.

We cannot assure you that we will be able to implement actions to mitigate the effect of increasing regulatory reserve requirements.

We could be forced to sell investments at a loss to cover policyholder withdrawals, recaptures of reinsurance treaties or other events.

Some of the products offered by our insurance company customers allow policyholders and contract holders to withdraw their funds under defined circumstances. Our reinsurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our reinsurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our reinsurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually ten years, subject to various conditions.

Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for costs that we deferred when we acquired the business but are unable to recover upon recapture. Under some circumstances, payments to our insurance company customers could require our reinsurance subsidiaries to dispose of assets on unfavorable terms.

Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.

Our reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our reinsurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.

Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance companies. In light of recent legislative developments, the National Association of Insurance Commissioners, or “NAIC,” and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines, and the definition of extraordinary dividends, including a more stringent standard for allowance of extraordinary dividends. We are unable to predict whether, when or in what form the State of Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our reinsurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule-making in the United States or elsewhere may have on our financial condition or operations.

We are exposed to foreign currency risk.

We are a multi-national company with operations in numerous countries and, as a result, are exposed to foreign currency risk to the extent that exchange rates of foreign currencies are subject to adverse change over time. The U.S. dollar value of our net investments in foreign operations, our foreign currency transaction settlements and the periodic conversion of the foreign-denominated earnings to U.S. dollars (our reporting currency) are each subject to adverse foreign exchange rate movements. Approximately 44% of our revenues and 32% of our fixed maturity securities available for sale were denominated in currencies other than the U.S. dollar as of and for the nine months ended September 30, 2008.

Acquisitions and significant transactions involve varying degrees of inherent risk that could affect our profitability.

We have made, and may in the future make, strategic acquisitions, either of selected blocks of business or other companies. Acquisitions may expose us to operational challenges and various risks, including:

•	the ability to integrate the acquired business operations and data with our systems;

•	the availability of funding sufficient to meet increased capital needs;

•	the ability to fund cash flow shortages that may occur if anticipated revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and

•	the possibility that the value of investments acquired in an acquisition, may be lower than expected or may diminish due to credit defaults or changes in interest rates and that liabilities assumed may be greater than expected (due to, among other factors, less favorable than expected mortality or morbidity experience).

A failure to successfully manage the operational challenges and risks associated with or resulting from significant transactions, including acquisitions, could adversely affect our financial condition or results of operations.

We depend on the performance of others, and their failure to perform in a satisfactory manner would negatively affect us.

In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or retrocessionaires. We cannot assure you that these insurance enterprises or retrocessionaires will be able to fulfill their obligations to us. As of December 31, 2007, the reinsurers participating in our retrocession facilities that have been reviewed by A.M. Best Company, were rated “A-”, the fourth highest rating out of fifteen possible ratings, or better. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.

We rely upon our insurance company clients to provide timely, accurate information. We may experience volatility in our earnings as a result of erroneous or untimely reporting from our clients. We work closely with our clients and monitor their reporting to minimize this risk. We also rely on original underwriting decisions made by our clients. We cannot assure you that these processes or those of our clients will adequately control business quality or establish appropriate pricing.

For some reinsurance agreements, the ceding company withholds and legally owns and manages assets equal to the net statutory reserves, and we reflect these assets as funds withheld at interest on our balance sheet. In the event that a ceding company were to become insolvent, we would need to assert a claim on the assets supporting our reserve liabilities. We attempt to mitigate our risk of loss by offsetting amounts for claims or allowances that we owe the ceding company with amounts that the ceding company owes to us. We are subject to the investment performance on the withheld assets, although we do not directly control them. We help to set, and monitor compliance with, the investment guidelines followed by these ceding companies. However, to the extent that such investment guidelines are not appropriate, or to the extent that the ceding companies do not adhere to such guidelines, our risk of loss could increase, which could materially adversely affect our financial condition and results of operations. During 2007, interest earned on funds withheld represented 4.8% of our consolidated revenues. Funds withheld at interest totaled $4.8 billion at September 30, 2008 and $4.7 billion as of December 31, 2007.

We use the services of third-party investment managers to manage certain assets where our investment management expertise is limited. These investment managers are required to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could negatively affect our financial performance.

As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, and related adverse publicity, could undermine consumer confidence and harm our reputation.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We depend heavily upon computer systems to provide reliable service, data and reports. Despite our implementation of a variety of security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems. In addition, in the event that a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. These interruptions also may interfere with our clients’ ability to provide data and other information and our employees’ ability to perform their job responsibilities.

We have risks associated with our international operations.

In 2007, approximately 31.4% of our net premiums and $107.6 million of income from continuing operations before income taxes came from our operations in Europe, South Africa and Asia Pacific. For the first nine months of 2008, approximately 33.4% of our net premiums and $104.9 million of income from continuing operations before income taxes came from international operations. One of our strategies is to grow these international operations. International operations subject us to various inherent risks. In addition to the regulatory and foreign currency risks identified above, other risks include the following:

•	managing the growth of these operations effectively, particularly given the recent rates of growth;

•	changes in mortality and morbidity experience and the supply and demand for our products that are specific to these markets and that may be difficult to anticipate;

•	political and economic instability in the regions of the world where we operate;

•	uncertainty arising out of foreign government sovereignty over our international operations; an

•	potentially uncertain or adverse tax consequences, including regarding the repatriation of earnings from our non-U.S. subsidiaries.

We cannot assure you that we will be able to manage these risks effectively or that they will not have an adverse effect on our business, financial condition or results of operations.

After the divestiture by MetLife, we no longer benefit from MetLife’s stature and industry recognition.

After the divestiture by MetLife, we ceased to be a majority-owned subsidiary of MetLife. MetLife has substantially greater stature and financial resources than RGA. By becoming independent from MetLife, we have lost any positive perceptions from which we may have benefited as a result of being associated with a company of MetLife’s stature and industry recognition.

Risks Related to Ownership of Our Common Stock

We may not pay dividends on our common stock.

Our shareholders may not receive future dividends. Historically, we have paid quarterly dividends ranging from $0.027 per share in 1993 to $0.09 per share in 2008 to date. All future payments of dividends, however, are at the discretion of our board of directors and will depend on our earnings, capital requirements, insurance regulatory conditions, operating conditions, and such other factors as our board of directors may deem relevant. The amount of dividends that we can pay will depend in part on the operations of our reinsurance subsidiaries. Under certain circumstances, we may be contractually prohibited from paying dividends on our common stock due to restrictions in certain debt and trust preferred securities.

RGA’s anti-takeover provisions may delay or prevent a change in control of RGA, which could adversely affect the price of our common stock.

Certain provisions in our articles of incorporation and bylaws, as well as Missouri law, may delay or prevent a change of control of RGA, which could adversely affect the prices of our common stock. Our articles of incorporation and bylaws contain some provisions that may make the acquisition of control of RGA without the approval of our board of directors more difficult, including provisions relating to the nomination, election and removal of directors, the structure of the board of directors and limitations on actions by our shareholders. In addition, Missouri law also imposes some restrictions on mergers and other business combinations between RGA and holders of 20% or more of our outstanding common stock.

Furthermore, our articles of incorporation are intended to limit stock ownership of RGA stock (other than shares acquired through the divestiture by MetLife or other exempted transactions) to less than 5% of the value of the aggregate outstanding shares of RGA stock during the restriction period. We have also adopted a Section 382 shareholder rights plan designed to deter shareholders from becoming a “5-percent shareholder” (as defined by Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors. See “Description of Capital Stock of RGA — Acquisition Restrictions” and “— Section 382 Shareholder Rights Plan” for more information about the acquisition restrictions in our articles of incorporation and our Section 382 shareholder rights plan.

See “Description of Capital Stock of RGA” for a summary of these provisions, which may have unintended anti-takeover effects. These provisions of our articles of incorporation and bylaws and Missouri law may delay or prevent a change in control of RGA, which could adversely affect the price of our common stock.

Future stock sales, including sales by any selling shareholders, may affect the stock price of our common stock.

MetLife has retained an approximate 4.1% interest in RGA through the retention of 3,000,000 shares of common stock. MetLife has agreed that it will sell, exchange or otherwise dispose of the recently acquired stock within 60 months from the completion of the split-off, which occurred September 12, 2008. Any disposition by MetLife of its remaining shares of common stock could result in a substantial amount of RGA equity securities entering the market, which may adversely affect the price of such common stock.

The market price for our common stock may fluctuate significantly.

The market price for our old common stock had fluctuated, ranging between $40.98 and $59.37 per share for the 52 weeks ended September 12, 2008; for our old Class A common stock, ranging between $26.15 and $64.10 from September 15 through November 25, 2008; for our old Class B common stock, ranging between $25.55 and $51.10 from September 15 through November 25, 2008; and for our new common stock, ranging between $33.40 and $44.90 from November 26 through December 8, 2008. The overall market and the price of our common stock may continue to fluctuate as a result of many factors in addition to those discussed in the preceding risk factors. These factors, some or all of which are beyond our control, include:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

•	success of our operating and growth strategies;

•	investor anticipation of strategic and technological threats, whether or not warranted by actual events;

•	operating and stock price performance of other comparable companies; and

•	realization of any of the risks described in these risk factors or those set forth in our most recent Annual Report on Form 10-K or subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In addition, the stock market has historically experienced volatility that often has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Future sales of our common stock or other securities may dilute the value of the common stock.

Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our common stock, including securities convertible into or exchangeable for our common stock and authorized but unissued shares under our stock option and other equity compensation plans. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of the common stock. In addition, option holders may exercise their options at any time when we would otherwise be able to obtain additional equity capital on more favorable terms.

Applicable insurance laws may make it difficult to effect a change of control of RGA.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commission of the state where the domestic insurer is domiciled. Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri reinsurance subsidiaries, including RGA Reinsurance Company, unless:

•	such person has provided certain required information to the Missouri Department of Insurance; and

•	such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the Missouri Director of Insurance, after a public hearing.

Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation, such as our common stock, is presumed to have acquired control of that corporation and its subsidiaries.

Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless:

•	such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him, and

•	such acquisition is approved by the Canadian Minister of Finance.

For this purpose, “significant interest” means the direct or indirect beneficial ownership by a person, or group of persons acting in concert, of shares representing 10% or more of a given class, and “control” of an insurance company exists when:

•	a person, or group of persons acting in concert, beneficially owns or controls an entity that beneficially owns securities, such as our common stock, representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company, or

•	a person has any direct or indirect influence that would result in control in fact of an insurance company.

Prior to granting approval of an application to directly or indirectly acquire control of a domestic or foreign insurer, an insurance regulator may consider such factors as the financial strength of the applicant, the integrity of the applicant’s board of directors and executive officers, the applicant’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, selling shareholders may sell some or all of their 3,000,000 shares of common stock in one or more transactions from time to time pursuant to the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state where the offer is prohibited.

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “RGA”, those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it

Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549 The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations — SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

•	Our Current Reports on Form 8-K filed April 17, 2008, June 2, 2008, June 5, 2008, July 21, 2008, August 11, 2008, August 29, 2008, September 5, 2008, September 12, 2008, September 17, 2008, September 25, 2008, October 7, 2008, October 29, 2008 (regarding Item 8.01), October 31, 2008 and November 25, 2008 (as amended on Form 8-K/A filed November 26, 2008) (other than the portions of those documents not deemed to be filed, except with respect to the Form 8-K filed on September 17, 2008, which shall be incorporated by reference herein).

•	The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, including any other amendments or reports filed for the purpose of updating such description.

•	The description of our Series A-1 preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 17, 2008, as amended on Form 8-A/A dated August 4, 2008 and Form 8-A/A dated November 25, 2008, including any other amendments or reports filed for the purpose of updating such description.

•	The information set forth under the captions, “Proposal One: Approval of the Recapitalization and Distribution Agreement — Interests of Certain Persons in the Divestiture,” “The Recapitalization and Distribution Agreement” and “Other Arrangements and Relationships between MetLife and RGA” in our Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) (Registration No. 333-151390) on August 4, 2008 and deemed filed under Section 14 of the Securities Exchange Act of 1934.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Attention: Jack B. Lay
Senior Executive Vice President and Chief Financial Officer
(636) 736-7000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth above in the section entitled “Risk Factors,” and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

See “Risk Factors” and “Where You Can Find More Information.”

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings, and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of the our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to RGA, or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors” and in our other filings with the SEC.

INFORMATION ABOUT RGA

We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of September 30, 2008, we had approximately $21.8 billion in consolidated assets.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other subsidiaries.

We have five main operational segments segregated primarily by geographic region: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other. Our United States operations provide traditional life reinsurance, reinsurance of asset-intensive products and financial reinsurance, primarily to large U.S. life insurance companies. Asset-intensive products include reinsurance of annuities and reinsurance of corporate-owned life insurance. We conduct reinsurance business in Canada through RGA Life

Reinsurance Company of Canada (“RGA Canada”), a wholly-owned subsidiary. RGA Canada assists clients with capital management activity and mortality and morbidity risk management, and is primarily engaged in traditional individual life reinsurance, as well as creditor, critical illness, and group life and health reinsurance. Creditor insurance covers the outstanding balance on personal, mortgage or commercial loans in the event of death, disability or critical illness and is generally shorter in duration than traditional life insurance. Our Europe and South Africa operations provide primarily reinsurance of traditional life products through yearly renewable term and coinsurance agreements and the reinsurance of critical illness coverage that provides a benefit in the event of the diagnosis of a pre-defined critical illness. Our Asia Pacific operations provide life, critical illness, disability income, superannuation, and non-traditional reinsurance. Superannuation is the Australian government mandated compulsory retirement savings program. Superannuation funds accumulate retirement funds for employees, and in addition, offer life and disability insurance coverage. Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of RGA Technology Partners, a wholly-owned subsidiary that develops and markets technology solutions for the insurance industry, and the Argentine privatized pension business, which is currently in run-off, the investment income and expense associated with our collateral finance facility and an insignificant amount of direct insurance operations in Argentina.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and its telephone number is (636) 736-7000.

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.

This prospectus provides you with a general description of the securities we, the RGA trusts or selling shareholders may offer. Each time we or either of the RGA trusts sell securities, we will provide and, in the case of selling shareholders, we may provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 20.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939. The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. as successor to The Bank of New York. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York, and its address in the state of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

We will not receive any proceeds from any sales of our common stock by the selling shareholders. Pursuant to the recapitalization and distribution agreement with MetLife, Inc. dated as of June 1, 2008, all expenses incurred with registering the shares of common stock owned by the selling shareholders, which will be described in the prospectus supplement for any such offering, will be borne by us. However, we will not be obligated to pay any internal legal expenses of MetLife, certain legal fees of MetLife or any underwriters, any fees or expenses in connection with a road show or marketing efforts, or any underwriting discounts or commissions in connection with the registration and sale by the selling shareholders, all of which will be borne by MetLife.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth RGA’s ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Nine Months Ended
	2003	2004	2005	2006	2007	September 30, 2008

Ratio of earnings to fixed charges	2.2	2.5	2.4	2.3	2.3	2.2
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	7.9	10.0	9.2	6.0	4.6	4.3

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts; or

•	purchase units.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 20 and 21, respectively.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior debt securities will be issued in one or more series under a Senior Indenture, dated as of December 19, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us with a financial institution as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the subordinated indenture when and if we issue subordinated debt securities. We will execute the junior subordinated indenture when and if we issue junior subordinated debt securities in connection with the issuance by an RGA trust of its preferred securities. See “Description of Preferred Securities of the RGA Trusts” below.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement or other offering material, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the senior or subordinated indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” beginning on page 34. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of September 30, 2008, our consolidated indebtedness aggregated approximately $524.3 million, all of which was senior unsecured indebtedness that will rank equally with any future senior debt securities, and our subsidiaries had approximately $18.0 billion of outstanding liabilities, including $850.1 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. At that time, we also had a face amount of approximately $225.0 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS® units in December 2001, which will rank at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior and subordinated debt securities. On December 8, 2005, we completed an offering of $400 million of junior subordinated debentures due 2065, which are junior to the junior subordinated indebtedness that we had issued in connection with the Trust PIERS® units. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities.  Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated.  In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Registered Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVIII of the subordinated and junior subordinated indentures).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders.  Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

(5) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(6) to provide security for or guarantee of the debt securities;

(7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

(8) to establish the form or terms of debt securities in accordance with each indenture;

(9) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(10) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

(11) in the case of the subordinated and the junior subordinated indentures, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 11.1 of each indenture).

Supplemental Indentures with Consent of Holders.  If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

Subordination under the Subordinated Indenture and the Junior Subordinated Indenture

In the subordinated and junior subordinated indentures, RGA has covenanted and agreed that any subordinated or junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 17.1 of the subordinated and junior subordinated indentures). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•	all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated and junior subordinated indentures).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement or other offering material, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the subordinated and junior subordinated indentures).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, if the payments or distributions on subordinated or junior subordinated debt securities are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the subordinated and junior subordinated indentures). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the subordinated and junior subordinated indentures).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated and junior subordinated indentures).

Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the junior subordinated indenture).

The subordinated and junior subordinated indentures provide that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated and junior subordinated indentures). The prospectus supplement or other offering materials relating to such subordinated or junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The subordinated and junior subordinated indentures place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “— General” on page 28 for a summary of our indebtedness at September 30, 2008.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee of the senior or subordinated indentures, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the subordinated or junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated and junior subordinated indentures. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance.  Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated and junior subordinated indentures, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination under the Subordinated Indenture and the Junior Subordinated Indenture” above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated or junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated and junior subordinated indentures).

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the successor trustee under the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and Mellon Investor Services LLC. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 6.75% notes due 2011, our 5.625% Senior Notes due 2017, our 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our PIERs units, a lender under our principal credit agreement, and provides other banking and financial services to us. Mellon Investor Services LLC is the transfer agent and registrar for our common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes, debentures or PIERS units or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of each indenture).

Book-Entry Debt Securities

Unless otherwise indicated in the prospectus supplement or other offering material, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of debt securities. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, RGA or the RGA trusts, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the RGA trusts. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC.

DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both

U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our amended and restated Articles of Incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 20.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of November 30, 2008, RGA had 72,560,570 shares of common stock issued and outstanding, and approximately 9.3 million shares issuable upon exercise or settlement of outstanding options or other awards and warrants.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

Mellon Investor Services LLC, 200 N. Broadway, Suite 1722, St. Louis, Missouri 63102, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Acquisition Restrictions

Our articles of incorporation generally restrict the accumulation of 5% or more (by value) of RGA stock until September 13, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”). The acquisition restrictions impose restrictions on the acquisition of our common stock (and any other equity securities that RGA issues in the future) by designated persons. Without these restrictions, it is possible that certain changes in ownership of our stock could result in the imposition of limitations on the ability of RGA and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available for U.S. federal and state income tax purposes to RGA and its subsidiaries. Our board of directors believes it is in our best interests to attempt to prevent the imposition of such limitations.

During the restriction period, no RGA shareholder may be or become a “5-percent shareholder” of RGA as defined in the Internal Revenue Code (applying certain attribution and constructive ownership rules). However, this restriction will not apply to:

•	any stock acquired in connection with the divestiture of our class B common stock by MetLife, Inc. (“MetLife”);

•	any transaction directly with RGA, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the common stock meeting certain fairness criteria; or

•	any transaction approved in advance by the RGA board of directors.

Any person permitted to acquire or own RGA stock representing 5% or more (by value) of RGA stock pursuant to any of the preceding bullet points will not be permitted to acquire any additional RGA stock at any time during the restriction period without the approval of our board of directors, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

A total of 1,400,000 of these authorized preferred shares have been designated as Series A-1 Junior Participating Preferred Stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights.  One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation.  The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption.  All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Section 382 Shareholder Rights Plan

On September 12, 2008, RGA entered into an Amended and Restated Section 382 Rights Agreement (the “Amended Rights Agreement”) with Mellon Investor Services LLC as Rights Agent (the “Rights Agent”). The Amended Rights Agreement, among other things, (i) clarified that one preferred share purchase right is outstanding for each share of class A common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series A-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment, and (ii) provided holders of class B common stock with a preferred share purchase right that entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of Series B-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series B-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series B-1 junior participating preferred stock, subject to adjustment.

On November 25, 2008, the shareholders of RGA held a special meeting where the shareholders approved, among other things: (i) the conversion (the “conversion”) of RGA’s dual class common stock structure into a single class common stock structure, whereby RGA’s class B common stock, par value $0.01 per share (the “class B common stock”), converted into RGA’s class A common stock, par value $0.01 per share (the “class A common stock”), on a one-for-one basis (with such class A common stock being automatically redesignated as “common stock”) and (ii) a proposal to amend and restate RGA’s amended and restated articles of incorporation to eliminate provisions relating to class B common stock and RGA’s dual class common stock structure.

Also on November 25, 2008, in connection with the conversion, RGA and the Rights Agent entered into a Second Amended and Restated Section 382 Rights Agreement (the “Section 382 shareholder rights plan”) which amended and restated the Amended Rights Agreement and, among other things, clarified that one preferred share purchase right is outstanding for each share of common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of series A-1 junior participating preferred stock at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment.

The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•	RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•	any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of common stock outstanding on June 2, 2008, the time of adoption of the original Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its subsidiaries, are referred to as “grandfathered persons.”

For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received our class B common stock (which was subsequently converted into common stock) directly from MetLife in the split-off (the “Split-Off”) that occurred in September 2008 in connection with the Recapitalization and Distribution Agreement, dated June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”), which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the Section 382 shareholder rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ net operating losses and other tax attributes, are more adverse to RGA and its shareholders.

The Rights.  RGA has issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of common stock. Shares of common stock issued while the Section 382 rights plan is in effect will be issued with rights attached. Each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of junior participating preferred stock (which is referred to as the “purchase price”), subject to adjustment.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date, new common stock certificates or ownership statements issued upon transfer or new issuances of common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration.  The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, or (b) such other date as our board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.

Junior Participating Preferred Stock.  Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

Effects of Triggering Events.  If any person or group becomes an acquiring person without the prior written consent of our board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of common stock as will equal the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the common stock.

If any person or group becomes an acquiring person without prior written consent of our board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by our board of directors for one share of common stock.

Redemption.  At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments.  The purchase price payable, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into junior participating preferred stock with a conversion price, less than the then-current market price of junior participating preferred stock or (3) upon the distribution to holders of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock (other than the conversion related to the Split-Off) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect.  The Section 382 shareholder rights plan may have an “anti-takeover” effect because it will restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional RGA stock. Like the acquisition restrictions in our articles of incorporation, the Section 382 shareholder rights plan could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the Section 382 shareholder rights plan may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all RGA shareholders.

Possible Effect on Liquidity.  The Section 382 shareholder rights plan will restrict an RGA shareholder’s ability to acquire, directly or indirectly, additional RGA stock in excess of the specified limitations. Further, a shareholder’s ownership of our stock may become subject to the effects of the Section 382 shareholder rights plan upon the actions taken by related persons. A legend reflecting the existence of the Section 382 shareholder rights plan is and will be placed on certificates or ownership statements representing newly issued or transferred shares of RGA stock. These restrictions may also result in a decreased valuation of our stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of our stock.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to RGA and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Section 351.459 of the Missouri corporation statute could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Classified Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than three and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our bylaws, our board of directors has fixed the number of directors at five.

Directors are Removed for Cause Only.  Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders.  Any vacancy created by any reason prior to the expiration of the class in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors and will be added to such class of directors so that all classes of directors will be as nearly equal in number as possible.

Ownership Limitations.  Our articles of incorporation will provide that shareholders are subject to stock ownership limitations, which would generally limit shareholders from owning or acquiring 5% or more (by value) of the aggregate outstanding shares of our stock prior to September 13, 2011 (it being understood that such limitation, among other things, would not prohibit a person from acquiring or owning 5% or more (by value) of the aggregate outstanding shares of RGA stock in connection with the Split-Off by MetLife. Any person permitted to acquire or own 5% or more (by value) of the RGA stock pursuant to the preceding sentence will not be permitted to acquire any additional RGA stock at any time prior to September 13, 2011, unless and until such person owns less than 5% (by value) of the aggregate outstanding shares of our stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the aggregate outstanding shares of our stock. See “ — Acquisition Restrictions” above.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our articles of incorporation and bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders.  Our articles of incorporation provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals.  Our articles of incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Supermajority Vote Required to Amend Specified Provisions.  Our articles of incorporation provide that amendment of the following provisions requires an affirmative vote of at least 85% of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	provisions regarding certain shareholder rights;

•	provisions relating to directors;

•	provisions related to shareholders’ meetings;

•	provisions specifying the procedure for amendment of bylaws;

•	provisions relating to indemnification and related matters; and

•	provisions relating to the amendment of the articles of incorporation.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute.  Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute.  Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock.

Takeover Bid Disclosure Statute.  Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act.  We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance. Missouri law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 20.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of

(i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1) dividends or distribution of shares of common stock of RGA;

(2) any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3) purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•	subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s subordinated indenture and described above under

“Description of Debt Securities of RGA — Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2) the applicable junior subordinated debt securities; and

(3) any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•	RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•	the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 57.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

SELLING SHAREHOLDERS

The selling shareholders, and those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares, or other successors in interest, may sell up to an aggregate of 3,000,000 shares of common stock from time to time under this prospectus. To the extent required, we will name any additional selling shareholders in a prospectus supplement. We are registering the shares of our common stock for resale by the selling shareholders to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.

The following table sets forth information relating to the selling shareholders’ beneficial ownership of our common stock. The amounts set forth below are based on information provided to us by representatives of the selling shareholders, or on our records, as of November 30, 2008, and are accurate to the best of our knowledge. These numbers do not reflect the impact of any prospective adjustments or limitations described in the foregoing paragraphs. It is possible that any of the selling shareholders may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, since the date on which it provided the information to us regarding the shares beneficially owned by it, in which case any affiliated transferee would be a “selling shareholder” entitled to use this prospectus. The percentage ownership data is based on 72,560,570 shares of our common stock issued and outstanding as of November 30, 2008. Because the selling shareholders may resell, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon consummation of any sales.

Number of
	Number of			Shares of	Percentage of
	Shares of	Percentage of	Number of Shares of	Common Stock	Outstanding Common
	Common Stock	Outstanding Common	Common Stock	Owned Upon	Stock Owned Upon
	Owned Prior to	Stock Owned Prior	Offered Under this	Completion of the	Completion of the
Name of Selling Shareholder	this Offering	to this Offering	Prospectus	Offering(1)(3)	Offering(1)(3)

MetLife, Inc. and certain subsidiaries(2)(3)	3,000,000(2)	4.1%(2)	3,000,000	—	—

(1)	Assumes the sale by the selling shareholders of all of the 3,000,000 shares of common stock available for resale under this prospectus and any applicable prospectus supplement. We cannot assure you, however, that the selling shareholders will sell any or all of the shares of common stock covered by this prospectus.

(2)	Based on information provided by MetLife, Inc., Metropolitan Life Insurance Company (a wholly owned subsidiary of MetLife, Inc.), GenAmerica Financial, LLC (a wholly-owned subsidiary of Metropolitan Life Insurance Company), and General American Life Insurance Company (a wholly-owned subsidiary of GenAmerica Financial, LLC) and contained in a Schedule 13D/A filed with the Securities and Exchange Commission on November 5, 2008. Each of the Schedule 13D filing companies shares voting and dispositive power with each other; provided, however that these entities have granted an irrevocable proxy to RGA and certain officers of RGA and its designees to vote the 3,000,000 shares of common stock in proportion to the other holders of common stock for so long as such shares are owned by the filing parties. References to “selling shareholders” in this prospectus refers to each of the Schedule 13D filing companies. The applicable prospectus supplement will set forth the identity of the entity or entities disposing of our shares of common stock.

(3)	MetLife, Inc.’s address is 200 Park Avenue, New York, New York 10166.

All expenses incurred with registering the shares of common stock owned by the selling shareholders, which will be described in the prospectus supplement for any such offering, will be borne by us pursuant to a registration rights agreement with MetLife. However, we will not be obligated to pay any internal legal expenses of MetLife, certain legal fees of MetLife or any underwriters, any fees or expenses in connection with a road show or marketing efforts, or any underwriting discounts or commissions in connection with the registration and sale by the selling shareholders, all of which will be bourn by MetLife.

OUR RELATIONSHIP WITH METLIFE

Recapitalization of RGA and Split-Off by MetLife

Prior to September 12, 2008, MetLife was our majority shareholder. On that date, we completed a recapitalization, which was effected pursuant to a recapitalization and distribution agreement dated as of June 1, 2008 between MetLife and RGA. In the recapitalization, which was approved by our shareholders at a special meeting held on September 5, 2008, each issued and outstanding share of our common stock was reclassified as class A common stock. Immediately after this reclassification, MetLife exchanged each share of our class A common stock it held (other than 3,000,000 shares of class A common stock) with RGA for one share of our class B common stock. The recapitalization was completed in conjunction with, and was conditioned upon, the completion of an offer by MetLife, Inc. to its stockholders (which we refer to as the “split-off”) to exchange all of the shares of our class B common stock for shares of MetLife, Inc. common stock.

In the split-off, which was also completed on September 12, 2008, MetLife made an offer to MetLife stockholders to acquire their shares of MetLife common stock in exchange for all of the 29,243,539 shares of RGA class B common stock that MetLife and its subsidiaries held after the recapitalization. For each share of MetLife common stock accepted in the exchange offer, tendering MetLife stockholders received 1.2663 shares of RGA class B common stock.

In connection with the recapitalization, our shareholders approved certain amendments to our articles of incorporation, including the acquisition restrictions described in “Description of Capital Stock of RGA — Acquisition Restrictions” and a shareholder rights plan described in “Description of Capital Stock of RGA — Section 382 Shareholder Rights Plan.”

Prior to the recapitalization and split-off, three of our directors were officers of MetLife. Upon completion of the recapitalization and split-off, those three directors resigned.

For additional information regarding the recapitalization and split-off, please see the information set forth under the captions under the captions “Proposal One: Approval of the Recapitalization and Distribution Agreement — Interests of Certain Persons in the Divestiture,” “The Recapitalization and Distribution Agreement” and “Other Arrangements and Relationships between MetLife and RGA” in our Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) (Registration No. 333-151390) on August 4, 2008, which is incorporated by reference herein.

Other Arrangements between RGA and MetLife

Reinsurance Business.  RGA has direct policies and reinsurance agreements with MetLife and some of its affiliates. Under these agreements, RGA had net premiums of approximately $250.9 million in 2007, $227.8 million in 2006 and $226.7 million in 2005. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife. RGA’s pre-tax income (loss), excluding interest income allocated to support the business, was approximately $16.0 million in 2007, $10.9 million in 2006 and ($11.3) million in 2005. RGA’s reinsurance treaties with MetLife are generally terminable by either party on 90 days written notice, but only with respect to future new business; existing business generally is not terminable unless the underlying policies terminate or are recaptured. Under these treaties, MetLife is permitted to reassume all or a portion of the risk formerly ceded to RGA after an agreed-upon period of time or, in some cases, due to changes in RGA financial condition or ratings. Recapture of business previously ceded does not affect premiums ceded prior to the recapture of such business, but would reduce premiums in subsequent periods. There can be no assurance that MetLife will not terminate new business in open treaties, or recapture treaties meeting eligibility requirements.

Following MetLife’s acquisition of GenAmerica Corporation (at the time, the parent of General American Life Insurance Company) on January 6, 2000, MetLife entered into an agreement with an RGA ceding company client to provide additional security to the client and certain other protections if RGA ceased to be a majority-owned subsidiary of MetLife. In accordance with this agreement and in connection with the split-off, MetLife and the RGA client entered into an arrangement whereby MetLife assumed the risks and related premiums from the RGA client that were previously ceded directly to RGA. This arrangement includes a retrocession treaty whereby MetLife retrocedes those risks to RGA. RGA expects no material financial impact as a result of this arrangement. The premiums from the ceding company client represented approximately five to six percent of RGA’s consolidated gross premiums in 2007, 2006 and 2005. The arrangement became effective on October 1, 2008. RGA provides MetLife with various administrative services relating to MetLife’s participation in this arrangement.

Registration Rights Agreement.  At the closing of the split-off, an existing registration rights agreement between MetLife and RGA terminated. However, under the terms of the recapitalization and distribution agreement, MetLife may make one written request to RGA that RGA register, prior to the first anniversary of the completion of the divestiture, the offer and sale of all or any part of the recently acquired stock. MetLife and RGA agreed that if, during the 36 months following the earlier of the distribution of all of MetLife’s shares of RGA class B common stock or the first anniversary of the recapitalization, RGA conducts a registered offering of any RGA class A common stock (subject to certain exceptions), MetLife will have certain piggyback registration rights to participate and sell all or a portion of its recently acquired stock in such offering. We have agreed to bear certain expenses of such registrations, as described under “Selling Shareholders.”

Administrative Services.  General American and MetLife have historically provided RGA and its subsidiary, RGA Reinsurance Company, with certain limited administrative services, such as corporate risk management and corporate travel services. The cost of these services was approximately $2.8 million in 2007, $2.4 million in 2006 and $1.7 million in 2005.

Product License Agreement.  RGA Reinsurance has a product license and service agreement with MetLife, which is terminable by either party on 30 days notice. Under this agreement, RGA has licensed the use of its electronic underwriting product to MetLife and provides Internet hosting services, installation and modification services for the product. Revenue under this agreement from MetLife was approximately $0.6 million in 2007, $0.7 million in 2006 and $1.6 million in 2005.

Director and Officer Insurance.  MetLife maintains a policy of insurance under which the directors and officers of RGA are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers. MetLife charges RGA an allocable cost for such insurance included as part of the administrative services described above. Pursuant to the recapitalization and distribution agreement, MetLife has agreed to provide a policy of directors’ and officers’ liability insurance for the benefit of those individuals who are covered by the directors’ and officers’ liability insurance policy provided by MetLife as of the date of the recapitalization and distribution agreement. Such policy shall be in effect until September 2014.

Consultant Analyses.  RGA engaged consultants to conduct certain analyses during 2008, which RGA agreed to share with MetLife. MetLife paid for the cost of such analyses, which was not expected to exceed $4.5 million.

RGA Policy for Approval of Related Person Transactions

In July 2007, the RGA board of directors adopted a policy as part of its corporate governance guidelines that requires advance approval by the RGA board of directors before any of the following persons knowingly enters into any transaction with RGA or any of its subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest.

The individuals covered by the policy include:

•	any director;

•	any nominee for director;

•	any executive officer;

•	any holder of more than five percent of RGA’s voting securities;

•	any immediate family member of such a person, as that term is defined in the policy; and

•	any charitable entity or organization affiliated with such person or any immediate family member of such person.

Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but exclude transactions with any of the following:

•	MetLife, if the transaction is entered into in the ordinary course of RGA’s business and the terms are comparable to those that are or would be negotiated with an unrelated client or vendor; or

•	any charitable entity or organization affiliated with a director, nominee for director, executive officer, or any immediate family member of such a person if the amount involved is $2,500 or less.

Each of the transactions that commenced in or after July 2007 was ratified or pre-approved in accordance with the foregoing policy, other than reinsurance agreements that fall with the exception described above regarding transactions with MetLife.

PLAN OF DISTRIBUTION

We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by any RGA trust or us, or any changes to the plan of distribution by the selling shareholders described below, if any, in a supplement to this prospectus or other offering material.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. For a discussion of the securities held by the selling shareholders and certain relationships of such persons to us, see “Selling Shareholders” and “Our Relationship with MetLife” elsewhere in this prospectus. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying any prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have filed this registration statement pursuant to a registration rights agreement, as described under “Our Relationship with MetLife — Arrangements Between RGA and MetLife — Registration Rights Agreement” and the Recapitalization and Distribution Agreement. Pursuant to that agreement, we will pay specified expenses in connection with any offering of common stock by the selling shareholders, which we will estimate in the prospectus supplement for such offering, including certain expenses incurred by MetLife. We and MetLife have agreed to indemnify each other against, or to make contributions towards, certain liabilities and expenses arising out of or based upon the information contained in this prospectus, any prospectus supplement and the related registration statement, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Senior Vice President, Associate General Counsel and Assistant Secretary of RGA, will issue an opinion about the legality of the common stock issued by us and offered by the selling shareholders, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this Form S-3 from Reinsurance Group of America, Incorporated and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding changes in accounting for income taxes and defined pension benefit and other postretirement plans as required by accounting guidance which was adopted on January 1, 2007 and December 31, 2006, respectively, and (2) express an unqualified opinion on Reinsurance Group of America, Incorporated and subsidiaries’ effectiveness of internal control over financial reporting) which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5,628,475 Shares of Common Stock
underlying
Trust Preferred Income Equity Redeemable
Securities (PIERS*) Units

PROSPECTUS SUPPLEMENT
January 8, 2009

* “Preferred Income Equity Redeemable Securitiessm” and “PIERSsm” are service marks owned by Lehman Brothers Inc.